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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
EARTHLINK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EARTHLINK, INC.
1375 Peachtree Street
Atlanta, Georgia 30309
(404) 815-0770

March 26, 2008

Dear Stockholders:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of EarthLink, Inc., which will be held at 4:00 p.m. (local time) on Thursday, May 8, 2008, at our offices at 1375 Peachtree Street, Atlanta, Georgia.

        The principal business of the 2008 Annual Meeting of Stockholders will be (i) the election of Class III directors and (ii) the ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008. We will also review our results for the past fiscal year and report on significant aspects of our operations during the first quarter of 2008.

        In accordance with the new rules approved by the Securities and Exchange Commission, this year we are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our annual report and proxy statement at www.proxyvote.com. On or about March 26, 2008, we mailed our stockholders a notice containing instructions on how to access our 2008 proxy statement and annual report and vote online or by telephone. The notice also provides instruction on how you can request a paper copy of these documents if you desire.

        If you do not attend the 2008 Annual Meeting of Stockholders, you may vote your shares, by telephone or by Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. The proxy card materials provide you with details on how to vote by these three methods. Whether or not you plan to attend the 2008 Annual Meeting of Stockholders, we encourage you to vote in the method that suits you best so that your shares will be voted at the 2008 Annual Meeting of Stockholders. If you decide to attend the 2008 Annual Meeting of Stockholders, you may revoke your proxy and personally cast your vote.

        Thank you, and we look forward to seeing you at the 2008 Annual Meeting of Stockholders or receiving your proxy vote.

Sincerely yours,

Rolla P. Huff Chairman of the Board

EARTHLINK, INC.
1375 Peachtree Street
Atlanta, Georgia 30309
(404) 815-0770

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2008 Annual Meeting of Stockholders of EarthLink, Inc. will be held at 4:00 p.m. (local time), on Thursday, May 8, 2008, at 1375 Peachtree Street, Atlanta, Georgia. The meeting is called for the following purposes:

  1.
  To elect three Class III directors for a three-year term;

  2.
  To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

  3.
  To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 14, 2008 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By order of the Board of Directors,

Rolla P. Huff Chairman of the Board

Atlanta, Georgia
March 26, 2008

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE OR BY INTERNET SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU WISH, YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

EARTHLINK, INC.
1375 Peachtree Street
Atlanta, Georgia 30309

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held May 8, 2008

        This Proxy Statement is furnished by and on behalf of the Board of Directors of EarthLink, Inc. in connection with the solicitation of proxies for use at the 2008 Annual Meeting of Stockholders of EarthLink to be held at 4:00 p.m. (local time) on Thursday, May 8, 2008, at our offices at 1375 Peachtree Street, Atlanta, Georgia, and at any adjournments or postponements thereof. This Proxy Statement and the proxy card are being made available to our stockholders of record on March 14, 2008, the record date. Our Board of Directors is making these materials available to you on the Internet or, upon your request, is delivering printed versions of these materials to you by mail. On or about March 26, 2008, we mailed a notice to stockholders containing instructions on how to access the proxy statement and annual report and vote.

        THE BOARD OF DIRECTORS URGES YOU TO VOTE YOUR SHARES BY ANY OF THE THREE AVAILABLE METHODS—BY MAIL, BY TELEPHONE OR BY INTERNET. IF YOU VOTE BY MAIL, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD.

YOUR VOTE IS IMPORTANT!

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

        Proxies will be voted as specified by the stockholder or stockholders granting the proxy. Stockholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

  •
  By Telephone—Stockholders located in the United States can vote by telephone by calling 1 (800) 690-6903 and following the instructions on the proxy card;

  •
  By Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

  •
  By Mail—If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

        Internet and telephone facilities for stockholders of record will be available 24 hours a day and close at 11:59 p.m. (Eastern time) on May 7, 2008.

        Unless contrary instructions are specified, if the proxy card is executed and returned (and not revoked) prior to the 2008 Annual Meeting of Stockholders, the shares of our common stock, $0.01 par value per share, or Common Stock, represented thereby will be voted FOR the proposals set forth in this Proxy Statement. The submission of a proxy will not affect a stockholder's right to attend and to vote in person at the 2008 Annual Meeting of Stockholders. A stockholder who submits a proxy may change or revoke it at any time before it is voted by filing with our Corporate Secretary either a written revocation or an executed proxy bearing a later date, by attending and voting in person at the 2008 Annual Meeting of Stockholders or granting a subsequent proxy through the Internet or by telephone.

        Only holders of record of Common Stock as of the close of business on March 14, 2008 will be entitled to vote at the 2008 Annual Meeting of Stockholders. Holders of shares authorized to vote are entitled to cast one vote per share on all matters voted upon at the 2008 Annual Meeting of Stockholders. As of the close of business on the record date, there were 109,454,875 shares of Common Stock issued and outstanding.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the 2008 Annual Meeting of Stockholders, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the 2008 Annual Meeting of Stockholders in order to vote.

        Only stockholders who own EarthLink Common Stock as of the close of business on March 14, 2008 will be entitled to attend the 2008 Annual Meeting of Stockholders. Proof of stock ownership as of this date and some form of government-issued photo identification (such as a valid drivers license or passport) will be required for admission to the 2008 Annual Meeting of Stockholders. If you hold your shares of Common Stock in a brokerage account or through another nominee, you are the beneficial owner of those shares but not the record holder and you will need to obtain a "legal proxy" from the record holder to attend the 2008 Annual Meeting of Stockholders.

Quorum Required

        According to our bylaws, the holders of a majority of the shares entitled to be voted must be present or represented by proxy to constitute a quorum. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, the stockholders who are present at the 2008 Annual Meeting of Stockholders in person or by proxy and who abstain from voting are considered stockholders who are present and entitled to vote and they count toward a quorum. Abstentions and shares of record held by a broker or its nominee that are voted on any matter are included in determining whether a quorum is present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Vote Required

        Under rules of self-regulatory organizations governing brokers, brokers holding shares of record for customers generally are entitled to vote on routine matters without voting instructions from their customers. The election of directors and the ratification of the appointment of Ernst & Young LLP are considered routine matters.

        Under our certificate of incorporation, directors are elected by a plurality of the votes of the shares entitled to vote and present in person or represented by proxy at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. A stockholder may withhold votes from any or all nominees by notation on the proxy card. Except to the extent that a stockholder withholds votes from any or all nominees, the persons named in the proxy card, in their sole discretion, will vote such proxy for the election of the nominees listed below as directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. However, our Corporate Governance Guidelines contain a policy that requires any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who receives a greater number of votes "withheld" from his or her election than votes "for" such election to tender his or her resignation to the Board of Directors. The Board of Directors then would consider whether to accept this resignation in accordance with the procedures set forth in our Corporate Governance Guidelines. The policy is available for review at the following website, www.earthlink.net. The policy may be reviewed by clicking "About Us," then "Investor Relations," then "Corporate Governance" and then "Corporate Governance Guidelines."

        With respect to the other matter to be voted upon at the 2008 Annual Meeting of Stockholders, ratifying the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the 2008 Annual Meeting of Stockholders to be approved. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

        With respect to any other matters that may come before the 2008 Annual Meeting of Stockholders, if proxies are returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in our best interests and the best interests of our stockholders.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors

        Our certificate of incorporation provides that we shall have at least two and not more than 17 directors, with the exact number to be fixed by resolution of the Board of Directors from time to time or by a majority vote of the stockholders entitled to vote on directors. The current size of the Board of Directors is fixed at eight, and we currently have eight directors. The Board of Directors held 19 meetings during the year ended December 31, 2007. During 2007, each member of the Board of Directors attended at least 85% of the aggregate number of (i) meetings of the Board of Directors and (ii) meetings held by all committees of the Board of Directors on which the director served.

        As established in our certificate of incorporation, the Board of Directors is divided into three classes, designated as Class I, Class II and Class III, which classes are to have as nearly equal number of directors as possible. The current eight-member Board of Directors consists of three Class I members, two Class II members and three Class III members. The term for each class is three years, which expires at the third succeeding Annual Meeting of Stockholders after the respective class election. The term for our Board of Directors' Class III directors expires at this year's 2008 Annual Meeting of Stockholders.

Nominees Standing for Election

        The Board of Directors has nominated Sky D. Dayton, William H. Harris, Jr. and Rolla P. Huff for election as Class III directors to the Board of Directors at the 2008 Annual Meeting of Stockholders, each to serve until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The Board of Directors has determined that Mr. Harris is "independent" as discussed below under "Corporate Governance Matters—Director Independence." Mr. Dayton was the Chief Executive Officer of HELIO, our joint venture with SK Telecom, from March 2005 until January 2008, and Mr. Huff is our Chairman, President and Chief Executive Officer. If a nominee is unavailable to serve as a director, proxies may be voted for another nominee proposed by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the 2008 Annual Meeting of Stockholders.

        Set forth below is certain biographical information furnished to us by the directors standing for election at the 2008 Annual Meeting of Stockholders:

Sky D. Dayton—Class III Director

Age: 36

        Mr. Dayton founded EarthLink Network, Inc., or EarthLink Network, in May 1994, serving as Chief Executive Officer from the company's inception until May 1996; as executive Chairman until February 2000; and as our non-executive Chairman from August 2000 until March 2005. Mr. Dayton is the non-executive Chairman and a member of the Board of Directors of HELIO. He served as the Chief Executive Officer of HELIO from March 2005 until January 2008. Mr. Dayton is the founder or co-founder of several other Internet-related companies, including Boingo Wireless, Inc., where he serves as non-executive Chairman. Mr. Dayton serves on the advisory board of the Center for Public Leadership at the John F. Kennedy School of Government at Harvard University.

William H. Harris, Jr.—Class III Director

Age: 52

        Mr. Harris has served on our Board of Directors since October 2003. Mr. Harris currently is a private investor. Mr. Harris is the founder and chairman of several early-stage companies, primarily in the fields of financial services and electronic security. From October 1999 through March 2000, Mr. Harris served as Chief Executive Officer of PayPal, Inc. From 1993 through 1999, Mr. Harris served as the Executive Vice President and then subsequently as Chief Executive Officer of Intuit Inc. Mr. Harris serves as a member of the Board of Directors of several privately-held corporations.

Rolla P. Huff—Class III Director

Age: 51

        Mr. Huff is our President and Chief Executive Officer and a member of our Board of Directors and has served in those positions since June 25, 2007. He was elected Chairman of the Board on January 23, 2008. Mr. Huff was appointed as the Chief Executive Officer of Mpower Holding Corporation in November 1999 and as the Chairman of the Board of Mpower in July 2001 and served in both capacities until its merger with a subsidiary of U.S. TelePacific Holdings Corp. in August 2006. From March 1999 until its acquisition in September 1999, Mr. Huff served as President and Chief Operating Officer of Frontier Corporation and served as Executive Vice President and Chief Financial Officer of that corporation from May 1998 to March 1999. From July 1997 to May 1998, Mr. Huff was President of AT&T Wireless for the Central U.S. region and Mr. Huff served as Senior Vice President and Chief Financial Officer of that company from 1995 to 1997. From 1994 to 1995, Mr. Huff was Financial Vice President of Mergers and Acquisitions for AT&T. Mr. Huff serves on the Board of Directors of HELIO.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE.

Directors Not Standing for Election

        Below is certain biographical information furnished to us by each of the directors not subject to a vote at the 2008 Annual Meeting of Stockholders.

Marce Fuller—Class I Director

Age: 47

        Ms. Fuller has served on our Board of Directors since October 2001. She was the President and Chief Executive Officer of Mirant Corporation, or Mirant, a U.S. marketer of power and natural gas, from July 1999 to September 30, 2005, and served as a member of Mirant's Board of Directors until January 2, 2006. From September 1997 to July 1999, Ms. Fuller served as President and Chief Executive Officer of the Mirant Americas Energy Marketing division of Mirant. From May 1996 to September 1997, Ms. Fuller was Senior Vice President of Mirant's North American operations and business development, and from February 1994 to May 1996, she was Mirant's Vice President for domestic business development. Mirant filed a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code in July 2003. Mirant emerged from bankruptcy protection in January 2006 and continues to operate as an ongoing business. Ms. Fuller serves on the Board of Directors of Curtiss-Wright Corporation, Benevolink and the Leadership Board of the College of Engineering, University of Alabama.

Robert M. Kavner—Class I Director

Age: 64

        Mr. Kavner has served on our Board of Directors since February 2001 and is our Lead Director. He served as our Chairman of the Board from January 2005 until January 23, 2008. He was a member of the Board of Directors of EarthLink Network, until its merger with MindSpring Enterprises, Inc., or MindSpring, in February 2000. Since 1995, Mr. Kavner has been a venture capital investor in technology companies and currently serves as a member of the Board of Directors of Idealab, Inc., Shop.com and Pandora Media. From January 1996 through December 1998, he served as President and Chief Executive Officer of On Command Corporation, a provider of on-demand video for the hospitality industry. From 1984 to 1994, Mr. Kavner held several senior management positions at AT&T including Senior Vice President and Chief Financial Officer, Chief Executive Officer of the Multimedia Products and Services Group, and Chairman of AT&T Venture Capital Group. Mr. Kavner also served as a member of AT&T's Executive Committee.

Thomas E. Wheeler—Class I Director

Age: 61

        Mr. Wheeler has served on our Board of Directors since July 2003. Mr. Wheeler is a managing director of Core Capital Partners, a venture capital fund, and President and Chief Executive Officer of Shiloh Group, LLC, a strategy development and private investment company specializing in telecommunications services. From 1992 through October 2003, Mr. Wheeler served as the President and Chief Executive Officer of the Cellular Telecommunications & Internet Association. Mr. Wheeler is President of the Foundation for the National Archives and Chairman of VSA (Very Special Arts). Mr. Wheeler serves on the Board of Directors of HELIO.

Terrell B. Jones—Class II Director

Age: 59

        Mr. Jones has served on our Board of Directors since October 2003. Mr. Jones currently is a self-employed consultant. Mr. Jones served as President and Chief Executive Officer of Travelocity.com Inc., a provider of online travel reservation capabilities, from January 1998 through May 2002. Mr. Jones served as a director of Travelocity.com Inc. from March 2000 through May 2002. Prior to that time, Mr. Jones served in a number of executive officer positions with Sabre Inc. and Sabre Holdings Corporation, including Chief Information Officer. Mr. Jones is managing partner of Essential Ideas, a consulting firm, and also serves as a special venture partner of General Catalyst Partners, a venture capital firm. Mr. Jones is Chairman of Kayak Software Corporation and a member of the Board of Directors of Rearden Commerce, Inc.

Linwood A. Lacy, Jr.—Class II Director

Age: 62

        Mr. Lacy has served on our Board of Directors since February 2000 when EarthLink Network merged with MindSpring, and was a member of the Board of Directors of EarthLink Network from June 1996 until its merger with MindSpring. Mr. Lacy currently is a private investor. Mr. Lacy was the Chairman of 4Sure.com, Inc. from June 1998 to July 2001. From October 1996 to October 1997, he served as President and Chief Executive Officer of Micro Warehouse Incorporated. From 1985 to May 1996, he served as the Co-Chairman and Chief Executive Officer of Ingram Micro, Inc., a microcomputer products distributor and a then wholly-owned subsidiary of Ingram Industries Inc. From December 1993 to June 1995, Mr. Lacy was also President of Ingram Industries Inc. From June 1995 until April 1996, he was President and Chief Executive Officer of Ingram Industries Inc., and from April 1996 to May 1996, he served as its Vice

Chairman. Mr. Lacy serves as a member of the Board of Directors of Ingram Industries Inc. and Netgear, Inc.

Committees of the Board of Directors

        We have the following standing committees of our Board of Directors: Leadership and Compensation Committee, Audit Committee, Corporate Governance and Nominating Committee and Finance Committee. Each committee has a charter which is available for review at the following website, www.earthlink.net. The charters may be found by clicking "About Us," then "Investor Relations" and then "Corporate Governance."

  Leadership and Compensation Committee

        The Leadership and Compensation Committee presently consists of Mr. Lacy (Chairperson), Mr. Harris and Mr. Wheeler. The Leadership and Compensation Committee met 11 times during the year ended December 31, 2007. The Leadership and Compensation Committee establishes and approves cash and long-term incentive compensation for our executive officers and directors. The Leadership and Compensation Committee also administers our equity-based compensation plans and deferred compensation plan. The Board of Directors has determined that the members of our Leadership and Compensation Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc., or NASD, Listing Standards for Nasdaq-listed companies.

  Audit Committee

        The Audit Committee presently consists of Ms. Fuller (Chairperson), Mr. Jones and Mr. Kavner. The Audit Committee met 12 times during the year ended December 31, 2007. The Audit Committee is responsible for selecting our independent registered public accounting firm, reviewing the results and scope of audits and other services provided by our independent registered public accounting firm, reviewing the results and scope of audits performed by our internal auditing department, and reviewing and evaluating our financial reporting and disclosure processes and internal control functions, including management's evaluation of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that the members of our Audit Committee are independent as defined in Rules 4200(a)(15) and 4350(d) of the NASD Listing Standards for Nasdaq-listed companies and Sections 10A(m)(3)(a) and (B) of the Securities Exchange Act of 1934, as amended. In addition, the Board of Directors has determined that all members of our Audit Committee are financially literate as prescribed by the NASD Listing Standards and that Mr. Kavner is an "audit committee financial expert," within the meaning of the regulations promulgated by the SEC. No member of the Audit Committee received any payments in 2007 from us or our subsidiaries other than compensation received as a director of EarthLink.

  Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee presently consists of Mr. Kavner (Chairperson), Ms. Fuller, Mr. Harris, Mr. Jones, Mr. Lacy and Mr. Wheeler. The Corporate Governance and Nominating Committee met four times during the year ended December 31, 2007. The Corporate Governance and Nominating Committee is responsible for overseeing our corporate governance principles, guidelines and practices, and identifying, nominating, proposing and qualifying nominees for open seats on the Board of Directors. The Board of Directors has determined that the members of our Corporate Governance and Nominating Committee are independent as defined in Rule 4200(a)(15) of the NASD Listing Standards for Nasdaq-listed companies.

  Finance Committee

        The Finance Committee presently consists of Mr. Huff (Chairperson), Mr. Kavner, Mr. Lacy and Mr. Wheeler. The Finance Committee met two times during the year ended December 31, 2007. The Finance Committee is responsible for reviewing and evaluating strategic decisions regarding a material expansion of or exit from existing lines of business, entry into new lines of business proposed to be made by us, acquisitions of businesses and assets, and in some cases, making recommendations regarding proposed investments and strategic decisions to the Board of Directors for its consideration and approval. The Finance Committee charter requires that at least a majority of its members be independent directors.

Corporate Governance Matters

  Identifying and Evaluating Nominees

        The Corporate Governance and Nominating Committee identifies nominees for director on its own as well as by considering recommendations from other members of the Board of Directors, our officers and employees, and other sources that the Corporate Governance and Nominating Committee deems appropriate. The Corporate Governance and Nominating Committee also will consider stockholder recommendations for nominees for director subject to such recommendations being made in accordance with our certificate of incorporation. In addition to the Corporate Governance and Nominating Committee's charter, we have adopted Corporate Governance Guidelines that contain, among other matters, important information concerning the Corporate Governance and Nominating Committee's responsibilities when identifying and evaluating nominees for director. You will find the charter and guidelines at www.earthlink.net by selecting the following links: "About Us," then "Investor Relations" and then "Corporate Governance."

        As required by our certificate of incorporation, any stockholder recommendation for a nominee for director to be voted upon at the 2009 Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary no later than 90 days in advance of our 2009 Annual Meeting of Stockholders, which currently is scheduled for May 7, 2009. In addition, the stockholder's notice must include (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of shares entitled to vote at the applicable meeting and intends to appear in person or by proxy at the applicable meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming them) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) all other information regarding each nominee proposed by the stockholder as would be required to be included in a proxy statement filed pursuant to the then-current proxy rules of the SEC if the nominees were to be nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director if elected. These requirements are separate from the requirements that stockholders must meet to include proposals in the proxy materials for the 2009 Annual Meeting of Stockholders, discussed later in this Proxy Statement.

        When evaluating prospective nominees, the Corporate Governance and Nominating Committee considers the current composition of the Board of Directors and the characteristics of each individual under consideration, including the individual's competencies, experience, reputation, integrity, independence, potential for conflicts of interest and other qualities the committee deems appropriate. It also is important to the Corporate Governance and Nominating Committee that the Board of Directors works together in a cooperative fashion. When considering a director standing for re-election as a nominee, in addition to the attributes described above, the Corporate Governance and Nominating Committee also considers that individual's past contribution and future commitment to EarthLink. The Corporate Governance and Nominating Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. Additionally, the Corporate Governance and Nominating Committee will continue to seek to populate the

Board of Directors with a sufficient number of independent directors to satisfy Nasdaq listing standards and SEC requirements. The Corporate Governance and Nominating Committee will also seek to ensure that the Board of Directors, and consequently the Audit Committee, will have at least three independent members that satisfy Nasdaq financial and accounting experience requirements and at least one member who qualifies as an audit committee financial expert.

        There is no difference in the manner by which the Corporate Governance and Nominating Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

  Stockholder Communications with the Board of Directors

        We encourage stockholders to communicate with our Board of Directors by sending written correspondence to EarthLink, Inc., Attention: Lead Director, 1375 Peachtree Street, Mail Stop 1A7-14, Atlanta, Georgia, 30309. We do not screen correspondence for content but may screen regular incoming mail for security reasons. The Lead Director and his duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Lead Director is responsible for evaluating the materiality of each stockholder communication and determining which stockholder communications are to be presented to the full Board of Directors or other appropriate body.

  Director Independence

        The Board of Directors considers director independence based both on the meaning of the term "independent director" set forth in Rule 4200(a)(15) of the listing standards for Nasdaq listed companies and on an overall review of transactions and relationships, if any, between the director and us.

        In January 2008, the Board of Directors undertook its annual review of director independence. During this review, the Board of Directors considered transactions and relationships, if any, between each director or any member of his or her immediate family and us. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

        The Board of Directors has determined that Ms. Fuller and Messrs. Harris, Jones, Kavner, Lacy and Wheeler are independent. Our directors who are not independent, as determined by the Board of Directors, are Mr. Huff, who is our Chairman, President and Chief Executive Officer, and Mr. Dayton who was the Chief Executive Officer of HELIO, our joint venture with SK Telecom, from March 2005 until January 2008 and is the Chairman of Boingo Wireless, Inc., with which we engage in a commercial relationship.

        The independent directors of the Board of Directors meet in executive session at least quarterly.

  Lead Director

        Commencing January 23, 2008, Mr. Kavner serves as our independent Lead Director. In this role Mr. Kavner has the following duties:

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  presides at all meetings of the board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

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  serves as liaison between the Chairman of the Board and the independent directors;

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  provides advice and counsel to the Chairman of the Board on Board of Directors meeting schedules to assure there is sufficient time for all agenda items;

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  has the authority to call meetings of the independent directors;

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  is available for consultation and direct communication, under appropriate circumstances, if requested by major shareholders; and

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  serves as Chairperson of the Corporate Governance and Nominating Committee.

  Annual Performance Evaluations

        Our Corporate Governance Guidelines provide that the Board of Directors and its Committees shall conduct an annual evaluation to assess and enhance their effectiveness. The Audit Committee, Leadership and Compensation Committee and Corporate Governance and Nominating Committee are also required to each conduct an annual self-evaluation. The Board of Directors, Audit Committee, Leadership and Compensation Committee and Corporate Governance and Nominating Committee each conducted an annual self-evaluation process during 2007.

  Policy Regarding Attendance at Annual Meetings

        We have a policy encouraging directors to attend annual meetings. At the time of our 2007 Annual Meeting of Stockholders we had seven directors, all of whom were present at the 2007 Annual Meeting of Stockholders.

  Codes of Ethics

        We have adopted a Code of Ethics for our Chief Executive Officer and Senior Financial Officers. We have also adopted a Code of Business Conduct and Ethics for directors, officers and employees. Copies of each of these codes may be found at the following website, www.earthlink.net. You will find the codes by selecting the following links: "About Us," then "Investor Relations" and then "Corporate Governance."

Corporate Governance and Nominating Committee Report

        The Corporate Governance and Nominating Committee's overall purposes are to (a) oversee our corporate governance principles, guidelines and practices, including compliance with our Code of Business Conduct and Ethics, and (b) identify, interview, qualify and nominate individuals to stand for election to, or fill any vacant seats on, the Board of Directors. The Corporate Governance and Nominating Committee of the Board of Directors is comprised entirely of independent directors.

        The Corporate Governance and Nominating Committee operates under a written charter. During the past year, the Corporate Governance and Nominating Committee has reviewed and reassessed its charter and determined that the charter adequately and effectively defines the duties and responsibilities of the Corporate Governance and Nominating Committee.

        Among the Corporate Governance and Nominating Committee's activities during 2007 and to date in 2008 were the following:

  •
  Adopted a Policy Regarding Related Person Transactions which sets forth our policies and procedures with respect to the approval of transactions between us and our affiliates and all other related party transactions.

  •
  Determined to consolidate the positions of Chairman of the Board and Chief Executive Officer in Mr. Huff commencing January 23, 2008. In order to assure that the independent directors continue to play a leading role in our governance, the Committee amended our Corporate Governance Guidelines to create the position of an independent Lead Director and elected our former Chairman of the Board, Mr. Kavner, to this position.

        Also, in connection with the 2008 Annual Meeting of Stockholders, the Corporate Governance and Nominating Committee reviewed each director's independence and affirmed that, other than Mr. Dayton and Mr. Huff, each is independent based on the independence standards outlined in the NASD Listing

Standards for Nasdaq-listed companies and other standards considered by the Corporate Governance and Nominating Committee. Additionally, the Corporate Governance and Nominating Committee reviewed the qualifications of each of the Class III directors nominated and determined that each nominee qualified for re-election at the 2008 Annual Meeting of Stockholders.

                Submitted by: Corporate Governance and Nominating Committee

                Robert M. Kavner (Chairperson)
                Marce Fuller
                William H. Harris, Jr.
                Terrell B. Jones
                Linwood A. Lacy, Jr.
                Thomas E. Wheeler

        The Corporate Governance and Nominating Committee Report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Director Compensation

        The following table presents information relating to total compensation of our directors for the year ended December 31, 2007, other than Rolla P. Huff, our Chairman, President and Chief Executive Officer, who did not receive additional compensation as a director and whose compensation is included in the Summary Compensation Table elsewhere in this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)		Option Awards(1) ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sky D. Dayton(2)	$—	$14,375		$27,327		$—	$—	$—	$41,702
Marce Fuller	80,000	31,875	(3)	46,011	(4)	—	—	—	157,886
William H. Harris, Jr.	72,500	31,875	(3)	60,749	(4)	—	—	—	165,124
Terrell B. Jones	56,500	31,875	(3)	60,749	(4)	—	—	—	149,124
Robert M. Kavner	174,870	31,875	(3)	48,446	(4)	—	—	—	255,191
Linwood A. Lacy, Jr.	25,000	66,875	(3)(5)	48,446	(4)	—	—	—	140,321
Thomas E. Wheeler	182,500	31,875	(3)	57,277	(4)	—	—	—	271,652

(1)
Compensation for stock awards and option awards represents the amount of compensation cost recognized during the year ended December 31, 2007 for financial accounting purposes in accordance with Financial Accounting Standards Board Statement No. 123(R), "Share-Based Payment." The awards for which expense is shown in this table include the awards granted during 2007, as well as awards granted prior to 2007 for which we continued to recognize expense in 2007. Assumptions used in the calculation of these award amounts are included in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated by reference into this Proxy Statement. The aggregate number of stock awards outstanding as of December 31, 2007, were as follows: Mr. Dayton, 832, Ms. Fuller, 17,911, Mr. Harris, 9,380, Mr. Jones, 17,911, Mr. Kavner, 9,380, Mr. Lacy, 35,070, and Mr. Wheeler, 9,380. The aggregate number of option awards outstanding as of December 31, 2007, were as follows: Mr. Dayton, 70,000, Ms. Fuller, 95,000, Mr. Harris, 55,000, Mr. Jones, 55,000, Mr. Kavner, 95,000, Mr. Lacy, 90,000, and Mr. Wheeler, 55,000.

(2)
As a non-independent director, Mr. Dayton did not receive compensation as a director in 2007. However, we recognize compensation cost for stock awards and option awards granted to Mr. Dayton prior to 2007 for financial accounting purposes in accordance with Financial Accounting Standards Board Statement No. 123(R), "Share-Based Payment."

(3)
Pursuant to the EarthLink, Inc. Board of Directors Compensation Plan, on July 18, 2007, we granted restricted stock units valued at $30,000 to each independent director. The number of restricted stock units granted to each of these directors was 3,793 shares, which was based on the closing price of EarthLink Common Stock on the date of grant, or $7.91 per share. The restricted stock units vest and become exercisable 25% on each of the next four anniversary dates of the date of grant.

(4)
Pursuant to the EarthLink, Inc. Board of Directors Compensation Plan, on January 2, 2007, we granted 10,000 options to purchase Common Stock to each independent director. The exercise price of these options is $7.10 per share, which represents the fair market value of the underlying shares of Common Stock on the date the options were granted. The grant-date fair value of the stock options granted was $2.94 per share. The options vest and become exercisable 25% on each of the next four anniversary dates of the date of grant.

(5)
Mr. Lacy elected to defer the receipt of cash for certain of his director fees in accordance with the Deferred Compensation Plan for Directors and Certain Key Employees. Mr. Lacy received 3,091 Phantom Share Units on January 26, 2007 in consideration of $22,500 of director fees, which was based on the closing price of EarthLink Common Stock on the payment date, or $7.28 per share. Mr. Lacy received 2,845 Phantom Share Units on July 18, 2007 in consideration of $22,500 of director fees, which was based on the closing price of EarthLink Common Stock on the payment date, or $7.91 per share. The Phantom Share Units will be converted and distributed to Mr. Lacy, without payment, in shares of Common Stock on a unit-for-share basis upon certain events, as defined in the participation agreement for the Deferred Compensation Plan for Directors and Certain Key Employees. Based on the closing price per share of the Common Stock on December 31, 2007 of $7.07 per share, Mr. Lacy did not have any earnings in 2007 under the Deferred Compensation Plan for Directors and Certain Key Employees.

        During 2007, we paid each independent director an annual retainer of $35,000 for serving on the Board of Directors, paid semi-annually. We paid the Chairperson of the Leadership and Compensation Committee, the Chairperson of the Finance Committee and the Chairperson of the Corporate Governance and Nominating Committee an additional annual retainer of $10,000 for serving in such capacity, paid semi-annually. We paid the chairperson of the Audit Committee an additional annual retainer of $20,000 for serving in such capacity, paid semi-annually.

        During 2007, we paid the Chairman of the Board of Directors an additional annual retainer of $20,000, paid semi-annually. In addition, during 2007 the Leadership and Compensation Committee temporarily increased the amount of the Chairman of the Board's annual retainer fee in recognition of the additional director duties being undertaken by the Chairman of the Board during the period (commencing November 21, 2006) that we had an Interim President and Chief Executive Officer. The Chairman of the Board received an additional retainer of $30,000 a quarter from this date until June 25, 2007 when Mr. Huff began serving as our Chief Executive Officer.

        The independent director designated to serve on the Board of Directors of HELIO received an additional $60,000 annual retainer, paid semi-annually. Mr. Wheeler is our independent director who is serving on the HELIO Board of Directors.

        During 2007, we paid each independent member of the Board of Directors $1,000 for each full Board of Directors and committee meeting he or she attended in person ($500 if he or she attended telephonically). We also reimbursed directors for the expenses they incurred in attending meetings of the Board of Directors or committees thereof. The independent director designated to serve on the Board of Directors of HELIO was paid $1,000 for each full HELIO Board of Directors and committee meeting he attended in person and $500 for each full HELIO Board of Directors and committee meeting he attended telephonically.

        During 2007, we paid additional compensation of $50,000 to Mr. Wheeler for serving as chairperson of our CEO search committee and $15,000 to Mr. Harris for serving as a member of this committee.

        Independent directors receive an initial grant of options to purchase 15,000 shares of Common Stock when they join the Board of Directors. In addition, independent directors receive options to purchase 10,000 shares of Common Stock on the first business day of each year. These options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, generally have a ten-year term and vest in 25% increments per year over a four-year period.

        Each independent director also receives a grant of restricted stock units each year covering stock valued at $30,000 at the time of the grant. The first grant of restricted stock units was made in October 2003, and subsequent grants are made in July of each year. The restricted stock units vest over a four-year period or upon an earlier change in control, and upon vesting the director will receive shares of Common Stock. Directors may defer receipt of cash payments and stock to be received under restricted stock units in accordance with our Deferred Compensation Plan for Directors and Certain Key Employees (described elsewhere in this Proxy Statement).

        The independent director designated to serve on the Board of Directors of HELIO also has received an appreciation right for service on the HELIO Board of Directors. The appreciation right provides for a cash payment from us to the independent director based on the increase in value of 100,000 shares of HELIO common stock. The appreciation right vests in 25% increments per year over a four-year period and will vest in full in the event that we or HELIO has a change in control. Also, the independent director will be entitled to an additional 24 months of vesting if we terminate the independent director as our representative on the Board of Directors of HELIO without cause.

        Commencing January 23, 2008, our Chief Executive Officer was elected as Chairman of the Board and Mr. Kavner was elected to a new position of Lead Director. We pay the Lead Director an additional annual retainer of $20,000, payable semi-annually. Our Chief Executive Officer does not receive additional compensation for serving as Chairman of the Board or Chairman of the Finance Committee.

        We pay certain program fees and associated travel expenses for each director to participate in relevant director education programs.

        We do not pay additional compensation to directors who are not independent for their service as directors but do reimburse such directors for expenses incurred in attending meetings of the Board of Directors and its committees.

        The Leadership and Compensation Committee periodically considers our board of directors compensation policy with a primary objective of matching compensation levels to the relative demands associated with serving on the Board of Directors and its various committees. This Committee also periodically reviews the compensation policies of other public company boards of directors by reviewing market surveys of director compensation data prepared by third party consulting firms, including a survey of technology companies. In October 2007, the Leadership and Compensation Committee determined not to make a change in our directors compensation that would go into effect January 1, 2008. In February 2008, the Leadership and Compensation Committee amended our directors compensation policy to provide for additional compensation for our Lead Director. The Leadership and Compensation Committee may review director compensation again during 2008.

        We also have a deferred compensation plan in which directors may participate. This plan is described on page 38 of this Proxy Statement.

EXECUTIVE OFFICERS

        Our executive officers serve at the discretion of the Board of Directors, and serve until they resign, are removed or are otherwise disqualified to serve, or until their successors are elected and qualified. Our executive officers presently include: Rolla P. Huff, Linda W. Beck, Samuel R. DeSimone, Jr., James G. Dole, Kevin M. Dotts, Craig I. Forman, Stacie S. Hagan and Joseph M. Wetzel. The following sets forth biographical information for our executive officers who are not directors. Biographical information for Rolla P. Huff, who is also a director, is provided in the section entitled "Proposal 1—Election of Directors—Directors Standing for Election" of this Proxy Statement.

Linda W. Beck—President, New Edge Networks

Age: 44

        Ms. Beck has served as our President, New Edge Networks since January 2, 2007. Prior to that she served as our Executive Vice President and General Manager of Business Solutions since September 2005. Prior to that, Ms. Beck served as our Executive Vice President, Operations from September 2000 to September 2005. Following the merger of EarthLink Network and MindSpring in February 2000 and until September 2000, Ms. Beck served as Vice President, Engineering. She held similar positions at both MindSpring from February 1999 to February 2000 and Netcom from September 1996 to February 1999. Before joining Netcom in 1996, Ms. Beck served in a variety of positions at Sybase, GTE, Amdahl and the National Security Agency. Ms. Beck serves on the Board of Directors of Tellabs Inc.

Samuel R. DeSimone, Jr.—General Counsel and Secretary

Age: 48

        Mr. DeSimone has served as our General Counsel and Secretary since February 2000. Prior to that, Mr. DeSimone served in such capacities at MindSpring since November 1998. From September 1995 to August 1998, Mr. DeSimone served as Vice President of Corporate Development with Merix Corporation, a printed circuit board manufacturer. From June 1990 to August 1995, he was an associate attorney and a partner with Lane Powell Spears Lubersky of Portland, Oregon.

James G. Dole—Chief Corporate Development Officer

Age: 49

        Mr. Dole has been our Chief Corporate Development Officer since August 2007. From February 2005 until August 2006, Mr. Dole served as Senior Vice President of Strategic Implementation of Mpower Holding Corporation. Mr. Dole worked as an independent business consultant from January 2002 until February 2005. Mr. Dole served as Senior Vice President of Global Access Management for Global Crossing North America from February 2000 until December 2001. Mr. Dole was Chief Financial Officer of the Business Services Division of Frontier Corporation from March 1999 until January 2000. Between 1986 and 1999, Mr. Dole held numerous management positions at Frontier, and its predecessor Rochester Telephone.

Kevin M. Dotts—Chief Financial Officer

Age: 44

        Mr. Dotts has served as our Chief Financial Officer since April 2004 and has served as our Principal Accounting Officer since April 2003. From July 2002 to April 2004, Mr. Dotts served as our Vice President, Finance. Prior to joining us, Mr. Dotts served as a Manager, Finance at GE Energy Services from August 1999 to July 2002 and as Vice President, Financial Planning and Analysis at NBC, a division of GE, from November 1997 to August 1999. Prior to joining NBC in November 1997, Mr. Dotts served in a variety of finance leadership positions at General Electric since 1987, including positions at GE Aerospace, GE Corporate Audit, and GE Plastics, both domestically and internationally.

Craig I. Forman—Chief Product Officer

Age: 46

        Mr. Forman has served as our Chief Product Officer since March 2007. Mr. Forman joined us as Executive Vice President and President, Value Added Services in March 2006. From February 2004 to December 2005, Mr. Forman was Vice President and General Manager of Media and Information at Yahoo! Inc. Prior to that, Mr. Forman was co-founder and Chief Executive Officer of Success Television and MyPrimeTime, Inc., a privately-held television production company, from June 1999 to February 2004. Mr. Forman also has served as an operating executive at Time Warner Inc.'s CNN and Time Inc. divisions, as well as in a variety of executive and editorial positions at Dow Jones & Company, Inc. and Infoseek Corporation.

Stacie S. Hagan—Chief People Officer

Age: 41

        Ms. Hagan has served as our Chief People Officer since March 2007. Ms. Hagan joined us in September 2002 and has served in a number of capacities, including Vice President, Human Resources. Prior to joining us, Ms. Hagan served as President/Principal at SynerChange International, Inc. from 1993 until 2002.

Joseph M. Wetzel—Chief Operating Officer

Age: 51

        Mr. Wetzel has served as our Chief Operating Officer since August 2007. Mr. Wetzel served as the President and Chief Operating Officer of Mpower Holding Corporation from July 2001 until its merger with a subsidiary of U.S. TelePacific Holdings Corp. in August 2006. Prior to that, Mr. Wetzel served as President of Operations of Mpower Holding Corporation from August 2000 through July 2001. He also served on the Board of Directors of Mpower Holding Corporation from March 2002 until April 2003. From 1997 to 2000, Mr. Wetzel was Vice President of Technology with MediaOne Group and from 1993 to 1997 was Vice President of Technology with MediaOne's multimedia group.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the SEC and the NASD. These persons are also required by SEC regulations to furnish us with copies of all such forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for the year ended December 31, 2007, except that Form 4s reporting the vesting of portions of previously issued restricted stock units were filed late for Ms. Fuller and Messrs. Dayton, Harris, Jones, Kavner, Lacy and Wheeler as a result of an administrative oversight. Form 4s had been timely filed when these restricted stock units were initially issued.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information concerning the beneficial ownership of our issued and outstanding Common Stock by (i) those persons known by management to own beneficially more than 5% of our issued and outstanding Common Stock, (ii) our directors, (iii) the executive officers identified as "Named Executive Officers" in the Summary Compensation Table on page 30 of this Proxy Statement, and (iv) all of our directors and officers as a group. Except as otherwise indicated in the footnotes below, such information is provided as of February 29, 2008. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise.

Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Donald B. Berryman	—	*
Sky D. Dayton	2,399,552(3)	2.2%
Kevin M. Dotts	239,066(4)	*
Craig I. Forman	71,875(5)	*
Marce Fuller	93,376(6)	*
William H. Harris, Jr.	48,531(7)	*
William S. Heys	11,593	*
Rolla P. Huff	800,000(8)	*
Terrell B. Jones	48,531(9)	*
Robert M. Kavner	145,071(10)	*
Linwood A. Lacy, Jr.	571,574(11)	*
Michael C. Lunsford	611,733(12)	*
Christopher E. Putala	—	*
Thomas E. Wheeler	79,365(13)	*
Artisan Partners Limited Partnership	6,003,400(14)	5.5%
Barclays Global Investors	5,835,272(15)	5.3%
Coghill Capital Management, L.L.C.	10,330,647(16)	9.4%
Steel Partners II, LLC	11,915,920(17)	10.9%
Sterling Capital Management LLC	11,374,802(18)	10.4%
All directors and executive officers as a group (19 persons)	6,031,768(19)	5.5%

*
Represents beneficial ownership of less than 1.0% of our Common Stock.

(1)
Except as otherwise indicated by footnote below or in any applicable Schedule 13D, Schedule 13G or Form 13F, (i) the named person has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, and (ii) the address of the named person is that of EarthLink.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC based on factors such as voting and investment power with respect to shares of Common Stock.

(3)
Includes 2,332,052 shares of Common Stock held indirectly through The Dayton Family Trust of 1999, of which Mr. Dayton is a trustee. Also includes options to purchase 67,500 shares of Common Stock.

(4)
Includes options to purchase 230,623 shares of Common Stock.

(5)
Represents options to purchase 71,875 shares of Common Stock.

(6)
Includes options to purchase 80,000 shares of Common Stock and a deemed investment in 8,531 shares of Common Stock pursuant to our Deferred Compensation Plan for Directors and Certain Key Employees (described elsewhere in this Proxy Statement).

(7)
Includes options to purchase 40,000 shares of Common Stock.

(8)
Includes options to purchase 700,000 shares of Common Stock.

(9)
Includes options to purchase 40,000 shares of Common Stock and a deemed investment in 8,531 shares of Common Stock pursuant to our Deferred Compensation Plan for Directors and Certain Key Employees (described elsewhere in this Proxy Statement).

(10)
Includes options to purchase 80,834 shares of Common Stock.

(11)
Includes options to purchase 75,834 shares of Common Stock and a deemed investment in 25,690 shares of Common Stock pursuant to our Deferred Compensation Plan for Directors and Certain Key Employees (described elsewhere in this Proxy Statement).

(12)
Includes options to purchase 598,224 shares of Common Stock.

(13)
Includes options to purchase 70,834 shares of Common Stock.

(14)
Represents beneficial ownership as of December 31, 2007, according to the Schedule 13G filed by Artisan Partners Limited Partnership on February 13, 2008. The address for Artisan Partners Limited Partnership is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(15)
Represents beneficial ownership as of December 31, 2007, according to the Schedule 13G filed by Barclays Global Investors on January 22, 2008. The address for Barclays Global investors is Apianstrasse 6, D-85774, Unterfohring, Germany.

(16)
Represents beneficial ownership as of December 31, 2007 according to the Schedule 13G filed by Coghill Capital Management, L.L.C. on February 14, 2008. The address for Coghill Capital Management, L.L.C. is 1 N. Wacker Drive, Suite 4350, Chicago, IL 60606.

(17)
Represents beneficial ownership as of December 28, 2007 according to the Schedule 13D filed by Steel Partners, LLC on December 31, 2007. The address for Steel Partners II, LLC is 590 Madison Avenue, 32nd Floor, New York, NY 10022.

(18)
Represents beneficial ownership as of December 31, 2007 according to the Schedule 13G filed by Sterling Capital Management LLC on January 29, 2008. The address for Sterling Capital Management LLC is 4064 Colony Road, Suite 300, Charlotte, NC 28211.

(19)
Includes options to purchase an aggregate of 2,947,316 shares of Common Stock and includes deemed investments in 42,752 shares of Common Stock pursuant to our Deferred Compensation Plan for Directors and Certain Key Employees (described elsewhere in this Proxy Statement).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Guiding Philosophy.    Our primary goals with respect to executive compensation are to attract and retain the most talented executives, to tie annual and long-term cash and stock incentives to achievement of performance objectives, and to align executives' incentives with stockholder value creation. To achieve these goals, we use a "Total Rewards" approach establishing a compensation package of separate, but integrated components, including: base salary, short-term annual cash incentives, long-term equity incentives and benefits. Compensation decisions take into account business strategy, internal consistency, external market competitiveness in light of general economic trends, individual and business performance and company affordability.

        Leadership and Compensation Committee.    As described on page 6 of this Proxy Statement, we have a Leadership and Compensation Committee of the Board of Directors, or Committee, that consists of Messrs. Lacy (Chairperson), Harris and Wheeler. The Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet website, www.earthlink.net. This charter is reviewed annually by the Committee and was last amended on January 22, 2008. The Board of Directors has determined that the members of the Committee are "non-employee directors" (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended), "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code) and "independent directors" (within the meaning of Rule 4200(15) of the Rules of NASDAQ and the independence standards of our Corporate Governance Guidelines). In addition, no Committee member is a current or former employee of us or any of our subsidiaries. While the Committee's charter does not specify qualifications required for Committee members, Messrs. Lacy and Harris have each been members of other public company boards of directors and are each former chief executive officers of public companies and Mr. Wheeler is a managing director of a venture capital fund which has ownership positions in numerous technology companies.

        Board of Directors and Committee Process.    The Committee designs, evaluates and approves our executive compensation plans, policies and programs. Typically, the Committee annually reviews and evaluates the goals and objectives relevant to the compensation of our Chief Executive Officer and annually evaluates the performance of our Chief Executive Officer in light of those goals and objectives. The Committee establishes the cash and short-term incentive compensation for our executive officers and the members of our Board of Directors and its committees. The Committee also administers our equity-based compensation plans and deferred compensation plans. The Committee also generally conducts a review on at least an annual basis of our management "talent" levels and management succession planning. From January 2007, following the death of our former Chief Executive Officer, Charles G. Betty, until June 2007 when we hired our new Chief Executive Officer, Rolla P. Huff, the Board of Directors had a CEO search committee, which included the members of the Leadership and Compensation Committee. This Committee worked with the other members of the Board of Directors, management and outside consultants in our search for a new Chief Executive Officer and the related compensation issues.

        The Chairperson of the Committee works with our Chief People Officer in establishing the agenda for Committee meetings. Employees reporting to the Chief People Officer prepare materials for the Committee using market data from both broad-based and targeted national compensation surveys. Competitive industry analysis is enhanced through review of comparison company proxy data and nationally recognized compensation databases.

        Management has engaged Mercer as needed on a project basis since 2004 as a third party executive compensation consultant to provide information and advice concerning compensation prior to management's meeting with the Committee. Mercer provides feedback to management regarding compensation practices and policy development, offering insight on industry trends, best practices and overall compensation program design.

        Beginning in 2005, the Committee has retained its own outside independent compensation consultant, Semler Brossy Consulting Group LLC, to review certain information and advice provided by management, including advice offered to the Committee by management that was prepared with guidance from Mercer, and to provide additional information and advice to the Committee concerning compensation. The Committee occasionally confers with Semler Brossy without management present to discuss our executive compensation programs and best practices in executive compensation matters. The consultant participated in many Committee meetings during the year, reviewed materials in advance, and provided to the Committee additional information on market trends. The role of the consultant is to provide advice and counsel. The Committee does not delegate authority to consultants or to other parties.

        The Committee reports regularly to the Board of Directors on matters relating to the Committee's responsibilities. In addition, the Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties.

        Chief Executive Officer and Committee Process.    Historically, the Chief Executive Officer does not make recommendations to the Committee regarding his annual base salary, his stock compensation awards or other long-term incentives or his annual bonus plan target payment and overachievement and underachievement percentages to the annual bonus plan. During 2007 we hired a new Chief Executive Officer, Rolla P. Huff, and the terms of his employment and compensation are set forth in his employment agreement and are the result of negotiations between Mr. Huff and our CEO search committee prior to entering into this agreement.

        The compensation of our other named executive officers is proposed by the Chief Executive Officer to the Committee and then, through discussions with the Committee, final compensation decisions are made. The Chief Executive Officer also works in conjunction with the Committee to determine the business performance targets to be achieved in the annual bonus plan.

        The Chief Executive Officer attends Committee meetings. However, the Committee also meets in executive session without the Chief Executive Officer (or other members of management) present when discussing the Chief Executive Officer's compensation. In 2007, the Chief Executive Officer did not consult with Mercer (when engaged by management), nor with the Committee's independent compensation consultant, Semler Brossy.

        Elements of Executive Compensation.    In 2007, the Committee did not have a specific mix of compensation components that it targeted, but its intent was to make each component of total direct compensation (including base salary, annual cash incentives and long-term equity incentives) competitive with other companies of similar size and stage of development operating in the technology and telecommunications sectors, while taking into account our relative performance and our own strategic goals. Total Direct Compensation, then, in 2007 was generally targeted to the market median, though individual results may have varied. The Committee employed the same principles and intent with regard to our Chief Executive Officer's compensation; that is, examining each component of total direct compensation with the intent to be competitive to the market. As detailed below, based on its review, the Committee believes total direct compensation for our executive officers, both targeted and actual results, is reasonable and within the range of compensation offered by comparison companies.

        To ensure that our compensation programs are properly benchmarked, the Committee compares our compensation practices to comparison groups using published survey and proxy data. Management provided the Committee with comparisons for base salary, total annual cash compensation (base salary plus annual incentives), target annual incentive levels, and total direct compensation (base salary, annual cash incentives, and long-term equity incentives). Data sources for executive compensation trends reviewed in January 2007 included the following sources, selected peer groups, and specific companies as outlined below:

        Buck Consulting Executive Compensation Database, using the following comparison group defined as technology companies with both revenue of $300 million to $1 billion and market capitalization at the time of the study of $1 billion to $4 billion:

3Com Corp	Progress Software
Brocade Communications Systems	Skyworks Solutions
Cognos	Synopsys
Coherent	Tibco Software
Cymer	Trimble Navigation
Cypress Semiconductor	Varian Semiconductor Equipment
Hyperion Solutions	Zoran
Polycom

        Equilar's ExecutiveInsight database, using the following comparison group defined as technology companies with both revenue and market capitalization at the time of the study of $750 million to $2 billion:

3Com Corp	Imation Corp.
Acxiom Corp	Palm, Inc.
ADC Telecommunications Inc.	Perot Systems Corp.
Andrew Corp	Plantronics Inc./CA/
Avid Technology, Inc.	Powerwave Technologies, Inc.
Bisys Group, Inc.	Priceline Com, Inc.
Broadwing Corp	Scansource, Inc.
Cincannati Bell, Inc.	School Specialty, Inc.
Commscope, Inc.	SRA International, Inc.
Dobson Communications Corp.	Take Two Interactive Software, Inc.
Global Crossing Ltd.

        Pearl Meyer and Partners/Clark Consulting's 2006 Executive and Senior Management Total Compensation Survey (Technology), providing us with aggregate executive compensation information for technology companies with both revenue and market capitalization at the time of the study of $750 million to $2 billion but this firm did not provide us with the list of comparison companies used by this firm to prepare its information.

        A third-party executive compensation consultant engaged by management (Mercer) reviewed management's findings prior to presentation to the Committee. In addition, the Committee's third-party consultant, Semler Brossy, reviewed materials and participated in the meetings in which the Committee made decisions regarding changes to executive compensation.

        Based on the latest data available to the Committee when it established base salaries and annual incentives for 2007, actual total annual cash compensation for our named executive officer group (excluding Rolla P. Huff whose compensation was determined under a separate employment agreement) was approximately 89% of the market median of companies within this compensation survey group for 2006, with individuals ranging between 82% and 98% of the market median. Total direct compensation for this named executive officer group based on equity grants made in 2006 was approximately 74% of the market median for five of the six other named executive officers, with individuals ranging between 66% and 80% of the market median. The remaining named executive officer, Craig Forman, received grants totaling 131% of the market median for 2006 due to the larger initial grant made upon his hire in 2006.

        The Committee also took into consideration individual and overall company operating performance to ensure executive compensation reflected past performance, future potential and adequately differentiates between employees, based on scope and complexity of the employee's job position, market comparisons, individual performance and company affordability. During December and January, we conducted a formal performance review for all employees, which included the Interim Chief Executive Officer's review of all executive direct reports. The Committee reviewed and approved performance in light of company strategic objectives set forth the previous year. Reviews also evaluated performance against business unit specific targets and the company's defined set of executive officer leadership competencies. The reviews resulted in an overall performance rating used when determining changes to base salary and in calculating bonus payouts based on individual and company performance for the year.

        The Chief Executive Officer's performance is typically reviewed annually by the Board of Directors prior to considering changes in base salary, bonus payouts and total compensation. The Chief Executive Officer's performance is evaluated in light of company performance and leadership characteristics selected by the Board of Directors as essential to the role of Chief Executive Officer. Mr. Huff did not join us as Chief Executive Officer until June 2007 and the 2007 compensation for Mr. Huff is set forth in his employment agreement.

        The compensation policies with respect to our named executive officers in 2007 did not differ materially between these officers, other than our policy with respect to our Chief Executive Officer. Rolla P. Huff, our Chief Executive Officer, was our only named executive officer in 2007 with an employment agreement. The agreement establishes a minimum annual salary and provides that the annual salary would be reviewed not less than annually. The agreement provides a set bonus for 2007 and also provides a minimum annual bonus opportunity for future years, although no bonus payment is guaranteed in future years. The Committee determined to approve the employment agreement after a review of the market and consultation with Semler Brossy and outside counsel about the proposed terms of the agreement. The Committee believes that the compensation package provided for in the agreement is in line with our compensation policies and was necessary in order to attract and retain a talented Chief Executive Officer. Joseph M. Wetzel, who became our Chief Operating Officer on August 27, 2007, also has an employment agreement. (For a description of the material provisions of these employment agreements, see "Employment Agreements with our Chief Executive Officer and Chief Operating Officer" beginning on page 34 of this Proxy Statement.)

        Our 2007 compensation policies with respect to our other named executive officers differed in immaterial ways, with salaries, bonus opportunities and stock awards differing according to the position and level of responsibility and sometimes with bonus operating performance targets differing according to whether the officer was responsible for a specific business unit or had a more general corporate-wide responsibility (such as our Chief Financial Officer). Our targets and compensation philosophy were, therefore, consistent across all named executive officers, although actual results varied due to differences in scope of responsibility and performance against business unit targets.

  Base Salaries

        As a guiding principle in 2007, we targeted base salaries at the 50th percentile of base pay ranges offered by comparison companies. The following table sets forth the 2007 base salaries (and current titles) for our named executive officers, which became effective in March 2007, unless otherwise noted:

Name and Title	2007 Base Salaries
Rolla P. Huff Chairman, President and Chief Executive Officer	$750,000	(1)
Michael C. Lunsford(2) Former Executive Vice President and Former Interim President and Chief Executive Officer	364,000
Kevin M. Dotts Chief Financial Officer	359,000
Craig I. Forman Chief Product Officer	350,000
Christopher E. Putala(3) Former Executive Vice President, Public Policy	311,000
Donald B. Berryman(4) Former Executive Vice President and President, Municipal Networks	332,000
William S. Heys(5) Former Executive Vice President and President, Value and SME	322,000

(1)
Mr. Huff's salary was effective June 25, 2007, his first day of employment.

(2)
In addition to Mr. Lunsford's base salary, Mr. Lunsford received additional incremental quarterly payments of $50,000 for his services as Interim Chief Executive Officer. Mr. Lunsford's last day of employment with the company was December 31, 2007 due to a company restructuring which resulted in the elimination of his position.

(3)
Mr. Putala's last day of employment with the company was December 31, 2007 due to a company restructuring which resulted in the elimination of his position.

(4)
Mr. Berryman's last day of employment with the company was October 28, 2007 due to a company restructuring which resulted in the elimination of his position.

(5)
Mr. Heys' last day of employment with the company was September 28, 2007 due to a management reorganization which resulted in the elimination of his position.

        The base salaries for our executive officers for 2007 were established by considering the individual job responsibility and the performance and contribution of each officer, and by comparing base salaries offered for similar positions by taking into account the comparison groups referenced above. In addition, in determining to increase the base salary for Mr. Lunsford, our former Interim Chief Executive Officer, the Committee considered the additional management duties that Mr. Lunsford had undertaken as Interim Chief Executive Officer. During its annual review, the Committee determined to increase Mr. Lunsford's salary payment by $50,000 per quarter until a permanent Chief Executive Officer was named. In July 2007, the Committee considered the additional duties required of Mr. Lunsford following the new Chief Executive Officer's appointment in June 2007 and determined to extend the payment of the additional $50,000 through September 30, 2007, in recognition of Mr. Lunsford's service during this transitional period. The 2007 total base salaries for our named executive officer group (excluding Rolla P.

Huff whose compensation was determined under a separate employment agreement) were approximately 94% of the market median described above, with individuals ranging between 83% and 114% of market median.

        The compensation, including the base salary, of our Chief Executive Officer, Rolla P. Huff, is governed by his employment agreement. Mr. Huff's annualized base salary for 2007 was determined to be 97% of the median for the comparison group. In its deliberations on setting Mr. Huff's base salary, the Committee took into account compensation information for chief executive officers within our industry comparison group in order to be able to make a competitive offer to Mr. Huff, as well as the salary of our former Chief Executive Officer, Charles G. Betty.

  Short-Term Annual Bonuses

        Annual bonus opportunities established for our executive officers in 2007 were intended to provide an incentive for advancing our performance in the short term. The philosophy of the annual bonus program was to directly link executive pay to company performance by providing rewards for achieving established goals with additional payout potential if goals are exceeded. Key components of the bonus calculation included the company's overall bonus multiplier, which reflected performance against stated goals, and the executive's individual target bonus opportunity percentage.

        The "overall bonus multiplier" was the aggregate bonus payout reflective of company performance across all performance targets included in the plan at their relative weights. The aggregate bonus payout level was based on the company's achievement of the performance factors set forth below. For example, if the company met the threshold level for a specific performance factor, the bonus payout level for that factor would be 50%. The aggregate bonus payout level was computed by combining all of the bonus multipliers for each performance factor, based on their applicable percentage weight as set forth below. Each executive officer's bonus was then determined by calculating the product of the overall bonus multiplier multiplied by the individual's target bonus opportunity multiplied by the individual's eligible earnings for the applicable plan year.

        The bonus plan design provided for a sliding scale of bonus payouts which ranged between a minimum threshold level (payout of 50% of target), a target level, which is tied to our annual operating plan (payout of 100% of target), and a maximum level (payout of 150% of target). The levels of each company performance factor necessary to satisfy the threshold, target and maximum bonus payouts were set taking into account the annual operating plan. The specific metrics used to determine the bonus payouts also depended on the position of the named executive officer.

        In light of the fact that Mr. Huff was beginning his employment at the end of the first half of 2007, the Committee determined at the time Mr. Huff was hired to establish his 2007 annual bonus payment in his employment agreement. Mr. Huff's employment agreement provided that he would receive a bonus of 100% of his earned salary for 2007.

        Executive Officer Annual Bonuses.    In February 2007 the Committee adopted a 2007 executive bonus plan with metrics tied to our major strategic initiatives at that time (which we refer to as our initial 2007 bonus plan). In August 2007, following the employment of our new Chief Executive Officer earlier in the summer, we announced a corporate restructuring which de-emphasized some of our major strategic initiatives. At this time the Committee determined that the initial 2007 bonus plan would remain in effect through August 31, 2007 and the Committee established a 2007 bonus plan for the period September 1—December 31, 2007 (which we refer to as our subsequent 2007 bonus plan) with metrics that were more appropriate for our restructured operations.

        In establishing our initial 2007 bonus plan in February 2007, the Committee determined to set different performance targets to be applicable to officers responsible for a specific division of the company existing at that time (access, voice, municipal networks, New Edge Networks and value added services).

Company-wide performance targets were set for executive officers with more general company responsibilities. The initial 2007 bonus plan for Messrs. Lunsford, Dotts, Forman, Putala and Heys included performance targets (and relative weightings per target) for access subscriber levels (10%); voice subscriber levels (10%); voice subscriber acquisition costs (10%), municipal networks subscriber costs (10%); municipal networks capital expenditures per households passed (5%); municipal networks retail customer acquisition costs (5%); total company revenue (25%) and total company free cash flow (25%). ("Free cash flow" refers to income from operations before facility exit restructuring costs and depreciation and amortization, less cash used for purchases of property and equipment and purchases of subscriber bases and net of our outstanding capital lease amounts.) Bonus plan targets under the initial 2007 bonus plan that were material to our 2007 executive compensation (and which targets were achieved at least at the 50% payout threshold level) are listed in the following table.

Initial 2007 Bonus Plan Performance Targets
(January 1–August 31, 2007)

	50% Payout Threshold	100% Payout Target	150% Payout Maximum
Access Subscribers	3,779,000	3,986,000	4,193,000
Company Revenue	$837,000,000	$883,000,000	$930,000,000
Company Free Cash Flow	$2,000,000	$3,000,000	$4,000,000

        The initial 2007 bonus plan for Mr. Berryman was tied to municipal networks subscriber levels (40%); municipal networks capital expenditures per households passed (15%); municipal networks retail customer acquisition costs (15%); Voice-Over-Wi-Fi municipal networks retail subscriber levels (10%); and total company revenue (10%) and total company free cash flow (10%). None of these bonus targets were achieved at the 50% payout threshold level, other than total company revenue and total company free cash flow.

        Assuming performance metrics were achieved to allow for a bonus payout of at least 50%, 2007 bonus payments were calculated based on three factors: 1) the executive's eligible earnings, 2) the company bonus multiplier (based on performance metrics achieved) and 3) the executive's target bonus opportunity. The executive officer bonus plan adopted by the Committee in February 2007 provided for executive officers to have bonus opportunities of 50% to 60% (based on overall scope and complexity of role benchmarked to market) of their eligible earnings. The additional incremental salary payments made to Mr. Lunsford for serving as Interim Chief Executive Officer were not included in eligible earnings for purposes of calculating his bonus payment.

        In August 2007, the Committee determined to freeze the performance levels for the initial 2007 bonus plan (described above) as of August 31, 2007. In January 2008, the Committee reviewed our actual operating performance for the eight months ending August 31, 2007 against the initial 2007 bonus plan goals, and approved bonus payout levels of 57.3% for all named executive officers, other than Mr. Huff, who did not participate in the initial 2007 bonus plan, and Mr. Berryman, for whom the bonus payout level was 20.2% as a result of the different bonus plan goals applicable to him. These bonus payout levels represent the mathematical result of the operation of the initial 2007 bonus plan goals established for 2007.

        Also in August 2007, the Committee established a subsequent 2007 bonus plan for our executive officers for the period September 1—December 31, 2007 to reflect our corporate restructuring. In light of this restructuring, this subsequent plan emphasized company revenue and free cash flow and did not contain metrics tied to subscriber levels or our voice or municipal networks businesses. Like the initial 2007 bonus plan, however, under the subsequent 2007 bonus plan for each named executive officer there was a target cash incentive bonus ranging from 50% to 60% of eligible earnings, as established in advance for such officer as a part of his or her annual arrangement. Also like the initial 2007 bonus plan, the subsequent 2007 bonus plan provided for a sliding scale of bonus payouts which ranged between a minimum threshold level (payout of 50% of target), a target level, which was tied to the operating plan for the four months ending December 31, 2007 (100% payout), and a maximum level (payout of 150% of target).

        The bonus payouts under the subsequent 2007 bonus plan for our executive officers participating in the plan were tied to total company revenue (50%) and free cash flow (50%) for the four months ending December 31, 2007. ("Free cash flow" for purposes of our subsequent 2007 bonus plan was defined as in our initial 2007 bonus plan, except it was not net of outstanding capital lease amounts.)

Subsequent 2007 Bonus Plan Performance Targets
(September 1–December 31, 2007)

	50% Payout Threshold	100% Payout Target	150% Payout Maximum
Company Revenue	$358,500,000	$377,400,000	$396,300,000
Company Free Cash Flow	$43,100,000	$53,100,000	$63,100,000

        In February 2008, the Committee reviewed our actual operating performance for the four months ending December 31, 2007 against the subsequent 2007 bonus plan goals and approved a bonus payout of approximately 127.4% of the target bonus potential.

        Aggregate bonus payments were then calculated for each of our named executive officers using the factors outlined above for each of the 2007 bonus plans. Eligible earnings from January 1, 2007 through August 31, 2007 were used in the calculation to determine the bonus payout for the initial 2007 bonus plan. Eligible earnings from September 1, 2007 through December 31, 2007 were used in the calculation to determine the bonus payout for the subsequent 2007 bonus plan. The two resulting payouts were then added to determine the aggregate cash bonus to be paid in the first quarter of 2008.

        Mr. Huff's employment agreement provides that he would receive a bonus of 100% of his earned salary for 2007, or $375,000. In February 2008, the Committee determined to award Mr. Huff a supplemental bonus of $102,750 in recognition of EarthLink's achievements since the time Mr. Huff became our Chief Executive Officer. The supplemental bonus amount of $102,750 to Mr. Huff generally represents the amount Mr. Huff would have received if he had been a participant in the subsequent 2007 bonus plan for the entire period of his employment.

        The following sets forth the aggregate cash bonuses earned in 2007 under the executive officer bonus plans for each of our named executive officers.

Name	2007 Annual Cash Bonus
Rolla P. Huff	$477,750
Michael C. Lunsford	171,325
Kevin M. Dotts	168,628
Craig I. Forman	162,320
Christopher E. Putala	122,036
Donald B. Berryman	29,242
William S. Heys	84,363

        While the Committee reserves the right to exercise discretion to award compensation regardless of actual attainment of relevant performance goals or to reduce or increase the size of any bonus payout, the Committee did not exercise such discretion with regard to the 2007 bonus payments to the named executive officers (other than as described above with respect to Mr. Huff), with these payments resulting from mathematical application of the 2007 bonus plans. However, in light of our restructuring that commenced in late August 2007, the Committee did exercise its discretion to freeze our initial 2007 bonus plan as of August 31, 2007 and establish the subsequent 2007 bonus plan for the remainder of 2007 in order to have a bonus plan that was consistent with our revised post-restructuring operating plan for September-December, 2007.

  Long-Term Incentive Compensation

        Our long-term incentive compensation plan for our executive officers is based on our equity incentive plans. These plans promote ownership of Common Stock, which, in turn, provides a common interest between our stockholders and our executive officers. In addition, the Committee has focused on managing the amount of equity-based awards in recent years in light of institutional shareholder interest in burn rate and dilution and the mandatory expensing of stock options. Our long-term incentive compensation has historically consisted of a combination of stock options and restricted stock units.

        The Committee's policy regarding the timing of equity grants provides that generally the Committee will consider grants of equity awards at regularly scheduled quarterly meetings during a quarterly "trading window" under our insider trading policy. Grants to a newly-hired or newly-promoted executive officer may be made at the time the executive officer is hired or promoted. The Committee may permit variance from this policy in its reasonable discretion. Grants made in 2007 were consistent with this policy.

        The Committee did not make an executive officer-wide long-term incentive compensation award grant in 2007. In May 2007, Mr. Forman was appointed to a new position with additional responsibilities. As a result, the Committee granted 35,000 restricted stock units and 100,000 stock options to Mr. Forman. The restricted stock units vest 50% on the second anniversary of the date of grant and 25% on each annual anniversary thereafter. The stock options have an exercise price of $7.64 per share. The options have an exercise period of ten years and vest over four years. In light of our restructuring which began in August 2007, the Committee discussed concerns about retention of certain executives. The Committee considered the current compensation of these executives and a comparison of such compensation to market medians, the projected value of the equity held by the executives and such executive's right to severance and benefits under a change in control scenario. The Committee discussed its concerns and alternatives with Semler Brossy. As an executive retention measure, in August 2007, the Committee determined to make an additional special grant of restricted stock units and stock options to certain executives, which included a grant of 15,000 restricted stock units to Mr. Dotts. Mr. Dotts was the only named executive officer to receive a grant at this time. The restricted stock units vest 50% on the second anniversary of the date of grant and 25% on each annual anniversary thereafter.

        The employment agreement with Mr. Huff also provided for grants of stock options and restricted stock units. As provided in his employment agreement, Mr. Huff was granted 100,000 restricted stock units in 2007, which will vest 50% on the second anniversary of his appointment and 25% on each annual anniversary thereafter, assuming his continued employment, and 700,000 stock options which vested on September 30, 2007 and 800,000 stock options which will vest 37.5% on December 31, 2008 and on a pro rata monthly basis thereafter until June 25, 2011, assuming his continued employment. The stock options have an exercise price of $7.31 per share.

        The following sets forth the long-term incentive compensation awards granted during 2007 to each of our named executive officers:

Name	Number of Stock Options Granted	Number of Restricted Stock Units Granted
Rolla P. Huff	1,500,000	100,000
Michael C. Lunsford	—	—
Kevin M. Dotts	—	15,000
Craig I. Forman	100,000	35,000
Christopher E. Putala	—	—
Donald B. Berryman	—	—
William S. Heys	—	—

  2007 Executive Officer Retention Agreements

        In light of the fact that during the first half of 2007 we were continuing our search for a Chief Executive Officer and also were continuing to execute on our business plan, the Committee was concerned about the uncertainty that may typically result among the officers of a company in these circumstances. The Committee considered ways to provide incentives to its key officers in order to continue to benefit from their valuable services during this period of leadership transition. Accordingly, in May 2007 we entered into retention agreements with certain of our key officers, including Messrs. Lunsford, Dotts, Berryman, Forman and Putala. These retention agreements are described in "Potential Payments upon Termination or Change in Control—Retention Agreements" on page 37 of this Proxy Statement.

  Benefits and Other Compensation

        In general, we do not provide our executives with perquisites. In addition to the cash and equity compensation described above, and other than as provided in the employment agreements with the Chief Executive Officer and Chief Operating Officer (described below in "Employment Agreements with our Chief Executive Officer and Chief Operating Officer"), in 2007 we provided our named executive officers with the same benefit package available to all of our salaried employees. This package includes:

  •
  Health and dental insurance (portion of costs);

  •
  Basic life insurance;

  •
  Long-term disability insurance; and

  •
  Participation in our 401(k) plan, including company matching.

        We also provide the severance and change of control benefits described below. Relocation benefits are also reimbursed under a corporate policy when they occur.

  Change in Control and Severance Payments

        Our executive officers are eligible for benefits and payments if employment terminates if there is a change in control or due to position elimination. We believe that we should provide reasonable severance benefits to employees in the event their positions are eliminated. With respect to our named executive officers, these severance benefits should reflect the fact that it may be difficult for executives to find comparable employment within a short period of time. Such arrangements also should disentangle us from the former executive as soon as practicable.

        We have a Change-In-Control Accelerated Vesting and Severance Plan, or CIC Plan, which provides our named executive officers with change in control protection as described below. We believe that by providing our named executive officers with this change of control protection, we allow our senior management to focus on running our company to maximize stockholder value and mitigate the necessity for management's attention to be diverted toward finding new employment in the event a change of control occurs. We also believe our arrangement facilitates the recruitment of talented executives through the provision of guaranteed protection in the event we are acquired after accepting an employment offer. For these reasons the employment agreements with Mr. Huff and Mr. Wetzel also contain change of control provisions. The CIC Plan is described in "Potential Payments upon Termination or Change in Control—Change in Control Payments" beginning on page 36 of this Proxy Statement.

  Limitations on Deductibility of Compensation

        Under Section 162(m) of the Internal Revenue Code, a portion of annual compensation payable to any of our Chief Executive Officer and four other highest paid executive officers generally would not be deductible by us for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000 for the year. Qualifying performance-based incentive compensation, however, would be excluded for purposes of determining if the executive's compensation exceeded the $1,000,000 cap. Although the Committee has not historically approved compensation arrangements that could exceed the $1,000,000 cap for any of these executive officers by any material amount, it has continued to address this issue when considering compensation arrangements for our executive officers. Accordingly, the Committee approved the 2006 Equity and Cash Incentive Plan which was then approved by stockholders at the 2006 annual meeting. Generally, compensation associated with performance-based compensation awards under this 2006 plan (together with all other qualifying performance-based compensation) would not be counted in determining if the applicable executive's compensation exceeded the $1,000,000 cap. In addition, the Committee still believes that it is important that it have the flexibility to offer compensation that may not be deductible because of the Section 162(m) cap if deemed necessary to attract and retain qualified executive officers.

Leadership and Compensation Committee Report

        The Leadership and Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this Proxy Statement with management and, based on such review and discussion, the Committee recommends that it be included in this Proxy Statement.

                  Submitted by: Leadership and Compensation Committee
                  Linwood A. Lacy, Jr. (Chairperson)
                  William H. Harris, Jr.
                  Thomas E. Wheeler

        The Leadership and Compensation Committee Report does not constitute solicitation material and shall not be deemed filed or incorporated by reference into any of our other filings and/or the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Leadership and Compensation Committee Interlocks

        The Committee currently consists of Mr. Lacy, Mr. Harris and Mr. Wheeler. No member of the Committee was an employee of EarthLink during the last fiscal year or an officer of EarthLink in any prior period. There are no Leadership and Compensation Committee interlocks between us and other entities involving our executive officers and members of the Board of Directors who serve as an executive officer or board member of such other entities.

Certain Relationships and Related Transactions

        Our Board of Directors has adopted a written policy that generally provides that we may enter into a related party transaction only if the Audit Committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party; the transaction is approved by the disinterested members of the Board of Directors; or the transaction involves compensation approved by our Leadership and Compensation Committee.

        Our Audit Committee Charter provides that the Audit Committee shall approve in advance all transactions between us and any of our affiliates as well as all "related party" transactions required to be disclosed by applicable SEC disclosure rules. The transactions described below were all approved by the Audit Committee. In addition, management routinely notifies the Audit Committee of any proposed transaction between us and a company where a member of our Board of Directors serves as an outside director of that company even if this notification is not required by the Audit Committee Charter.

        Mr. Dayton is the non-executive Chairman of the Board of Boingo. During the year ended December 31, 2007, we paid Boingo approximately $90,000 pursuant to various arrangements, including a software license, maintenance, and network access agreement and a revenue sharing arrangement.

        We have a joint venture with SK Telecom, HELIO. HELIO is a non-facilities-based mobile virtual network operator (MVNO) offering mobile communications services and handsets to consumers in the U.S. As of December 31, 2007, we had an approximate 31% economic ownership interest and 33% voting interest in HELIO. Mr. Dayton served as Chief Executive Officer and director of HELIO in 2007.

        During the year ended December 31, 2007, we invested $19.5 million of equity pursuant to the HELIO Contribution and Formation Agreement and an additional $30.0 million of senior exchangeable notes. In connection with SK Telecom's agreement in November 2007 to invest additional equity in HELIO, we also entered into amended and restated governance agreements for HELIO.

        EarthLink and HELIO have a services agreement pursuant to which during 2007 we provided to HELIO billing and other support services in exchange for management fees. The management fees were determined based on our costs to provide the services, and we believe such fees are reasonable. During the year ended December 31, 2007, we received fees of approximately $1.6 million from HELIO for services provided to HELIO. We market HELIO's products and services, and during the year ended December 31, 2007, we received revenues from HELIO of approximately $52,000 associated with marketing HELIO's services. We purchase wireless Internet access devices and services from HELIO. During the year ended December 31, 2007, we paid HELIO fees for products and services of approximately $600,000.

Executive Officer Compensation

Summary Compensation Table

        The following table presents certain information required by the SEC relating to various forms of compensation awarded to, earned by or paid during the years ended December 31, 2006 and 2007 to persons who served as our Chief Executive Officer and our Chief Financial Officer in 2007, the three other most highly compensated executive officers, other than the Chief Executive Officers and Chief Financial Officer, serving at December 31, 2007; and two other persons who served as executive officers during the year but whose positions had been terminated prior to December 31, 2007. Such executive officers collectively are referred to as the "Named Executive Officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total(3) ($)
Rolla P. Huff Chairman, President and Chief Executive Officer	2007 2006	$375,000 —	$477,750 —	(5)	$91,375 —	$2,247,097 —	$	— —	$	— —	$42,000 —	(6)	$3,232,222 —
Michael C. Lunsford(4) Former Executive Vice President and Former Interim President and Chief Executive Officer	2007 2006	361,308 345,192	— 25,000	(8)	202,904 118,413	252,356 282,637		171,325 175,220		— —	1,243,380 —	(7)	2,231,273 946,462
Kevin M. Dotts Chief Financial Officer	2007 2006	355,346 336,154	— —		100,175 95,888	234,390 265,007		168,628 170,632		— —	— —		858,539 867,681
Craig I. Forman Chief Product Officer	2007 2006	340,385 230,769	— 50,000	(9)	143,692 44,524	192,121 71,544		162,320 117,138		— —	— 35,526	(10)	838,518 549,501
Christopher E. Putala(4) Former Executive Vice President, Public Policy	2007 2006	308,885 300,000	— —		45,000 58,312	114,878 113,662		122,036 126,900		— —	432,505 —	(11)	1,023,304 598,874
Donald B. Berryman(4) Former Executive Vice President and President, Municipal Networks	2007 2006	279,577 322,115	— —		45,704 118,413	— 324,040		29,242 163,506		— —	585,907 —	(12)	940,430 928,074
Willliam S. Heys(4) Former Executive Vice President and President, Value and SME	2007 2006	245,385 305,192	— —		39,134 107,150	— 221,099		84,363 154,916		— —	163,556 —	(13)	532,438 788,357

(1)
Compensation for stock awards and options awards represents the amount of compensation cost recognized during the years ended December 31, 2006 and 2007 for financial accounting purposes in accordance with Financial Accounting Standards Board Statement No. 123(R), "Share-Based Payment," except that the compensation cost does not include an estimate of forfeitures related to service-based vesting conditions. The awards for which expense is shown in this table include the awards described in the Grants of Plan Based Awards table beginning on page 32 of this Proxy Statement, as well as awards granted prior to 2007 for which we continued to recognize expense in 2006 and 2007. Assumptions used in the calculation of these award amounts are included in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated by reference into this Proxy Statement.

(2)
2007 non-equity incentive plan compensation represents bonuses earned in 2007 under our two 2007 executive officer bonus plans. For 2007, our bonus plan payouts under these plans were 57.3% and 127.4%, respectively, for the Named Executive Officers except for Mr. Huff, who did not participate in our non-equity incentive plan, and Mr. Berryman, whose bonus plan payouts under the 2007 plans were 20.2% and 127.4%, respectively. On February 15, 2008 we made the following bonus plan payouts: Mr. Lunsford, $171,325; Mr. Dotts, $168,628; Mr. Forman, $162,320; Mr. Putala, $122,036; Mr. Berryman, $29,242; and Mr. Heys, $84,363.

  2006 non-equity incentive plan compensation represents bonuses earned in 2006 under our 2006 executive officer bonus plan. For 2006, our bonus plan payout was 84.6% for the Named Executive Officers. On February 16, 2007 we made the following bonus plan payouts: Mr. Lunsford, $175,220; Mr. Dotts, $170,632; Mr. Forman, $117,138; Mr. Putala, $126,900; Mr. Berryman, $163,506; and Mr. Heys, $154,916.

(3)
Salary, bonus and non-equity incentive plan compensation as a percentage of total compensation for each of our Named Executive Officers for 2007 is as follows: Mr. Huff, 26%, Mr. Lunsford, 24%; Mr. Dotts, 61%; Mr. Forman, 60%; Mr. Putala, 42%; Mr. Berryman, 31%; and Mr. Heys, 52%.

Salary, bonus and non-equity incentive plan compensation as a percentage of total compensation for each of our Named Executive Officers for 2006 is as follows: Mr. Lunsford, 58%; Mr. Dotts, 58%; Mr. Forman, 72%; Mr. Putala 71%; Mr. Berryman, 52%; and Mr. Heys 58%.

(4)
These individuals ceased being company employees after the following dates due to either a management reorganization or a company restructuring which resulted in the elimination of the positions in which they were serving; Mr. Lunsford—December 31, 2007; Mr. Putala—December 31, 2007; Mr. Berryman—October 28, 2007; and Mr. Heys—September 28, 2007.

(5)
Consists of $375,000 bonus pursuant to Mr. Huff's employment agreement and a supplemental bonus of $102,750 in recognition of EarthLink's achievements since the time Mr. Huff became our Chief Executive Officer.

(6)
Consists of $36,000 for moving expenses and $6,000 in matching contributions made to Mr. Huff's account under our 401(k) Plan.

(7)
Consists of $364,000 for severance pursuant to the executives' position elimination and severance plan, $700,000 pursuant to the 2007 executive officer retention agreement and $4,380 for the employer portion of benefit plans as a result of the elimination of Mr. Lunsford's position effective December 31, 2007. Also includes $175,000 for additional compensation approved by the Leadership and Compensation Committee in recognition of Mr. Lunsford's service while he was acting as Interim Chief Executive Officer and during a transition period.

(8)
The Compensation and Leadership Committee approved an additional discretionary bonus payment to Mr. Lunsford of $25,000 for his efforts as Interim President and Chief Executive Officer in 2006.

(9)
Consists of signing bonus paid to Mr. Forman upon commencement of his employment in March 2006.

(10)
Consists of moving expenses for Mr. Forman.

(11)
Consists of $311,000 for severance pursuant to the executives' position elimination and severance plan, $120,000 pursuant to the 2007 executive officer retention agreement and $1,505 for the employer portion of benefit plans as a result of the elimination of Mr. Putala's position effective December 31, 2007.

(12)
Consists of $332,000 for severance pursuant to the executives' position elimination and severance plan, $250,000 pursuant to the 2007 executive officer retention agreement and $3,907 for the employer portion of benefit plans as a result of the elimination of Mr. Berryman's position effective October 28, 2007.

(13)
Consists of $161,000 for severance pursuant to the executives' position elimination and severance plan and $2,556 for the employer portion of benefit plans as a result of the elimination of Mr. Heys' position effective September 28, 2007.

Grants of Plan-Based Awards

        The following table presents information regarding grants of plan based awards to the Named Executive Officers during the fiscal year ended December 31, 2007.

								All Other Stock Awards: Number of Shares of Stock of Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards(2) ($/Sh)		Grant Date Fair Value of Stock and Option Awards(3) ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Rolla P. Huff	N/A 6/25/2007 6/27/2007	— — —	— — —	— — —	— — —	— — —	— — —	— — 100,000	(4)	— 1,500,000 —	(4)	$	— 7.31 —	$	— 4,201,950 731,000
Michael C. Lunsford	N/A	130,792	261,585	392,377	—	—	—	—		—			—		—
Kevin M. Dotts	N/A 8/27/2007	106,604 —	213,208 —	319,811 —	— —	— —	— —	— 15,000	(5)	— —			— —		— 102,900
Craig I. Forman	N/A 5/1/2007 5/1/2007	102,116 — —	204,231 — —	306,347 — —	— — —	— — —	— — —	— 35,000	(6)	— 100,000 —	(6)		— 7.64 —		— 284,730 267,400
Christopher E. Putala	N/A	77,221	154,443	231,664	—	—	—	—		—			—		—
Donald B. Berryman	N/A	60,342	120,685	181,027	—	—	—	—		—			—		—
Willliam S. Heys	N/A	61,346	122,693	184,039	—	—	—	—		—			—		—

(1)
For 2007, our payout levels under our two 2007 bonus plans were 57.3% and 127.4%, respectively for the Named Executive Officers other than for Mr. Huff, who did not participate in our non-equity incentive plan, and for Mr. Berryman, whose payout levels under our two 2007 bonus plans were 20.2% and 127.4%, respectively. On February 15, 2008 we made the following bonus plan payouts under our non-equity incentive plan: Mr. Lunsford, $171,325; Mr. Dotts, $168,628; Mr. Forman, $162,320; Mr. Putala, $122,036; Mr. Berryman, $29,242; and Mr. Heys, $84,363.

(2)
The exercise price per share of the option awards granted represents the fair market value of the underlying shares of Common Stock on the date the options were granted.

(3)
The grant date fair value for stock awards was based on the grant date fair value (i.e. the closing price) of the underlying shares. The grant date fair value for option awards was based on the Black-Scholes option pricing model for use in valuing stock options. The actual value, if any, that a named executive officer may realize upon exercise of option awards will depend on the excess of the stock price over the exercise price on the date of exercise, so there is no assurance that the value realized by a named executive officer will be at or near the value estimated by the Black-Scholes model.

(4)
On June 25, 2007, we granted 1,500,000 options to purchase Common Stock and 100,000 restricted stock units to Mr. Huff pursuant to his employment agreement. 700,000 of the stock options vested on September 30, 2007 and 800,000 stock options will vest 37.5% on December 31, 2008 and on a pro rata monthly basis thereafter until June 25, 2011. The options expire ten years from the date the options were granted. The restricted stock units vest and become exercisable 50% on the second anniversary date of the date of grant and 25% on each of the third and fourth anniversary dates of the date of grant.

(5)
On August 27, 2007, we granted restricted stock units to Mr. Dotts. The restricted stock units vest and become exercisable 50% on the second anniversary date of the date of grant and 25% on each of the third and fourth anniversary dates of the date of grant.

(6)
On May 1, 2007, we granted 100,000 options to purchase Common Stock and 35,000 restricted stock units to Mr. Forman. The options vest and become exercisable as follows: (i) 25% of the options become exercisable one year after the date of grant, and (ii) an additional 6.25% of the options become exercisable each quarterly anniversary of the date of grant thereafter until fully vested. The options expire ten years from the date the options were granted. The restricted stock units vest and become exercisable 50% on the second anniversary date of the date of grant and 25% on each of the third and fourth anniversary dates of the date of grant.

Outstanding Equity Awards at Fiscal Year-End

        The following table presents information concerning the number and value of unexercised options, restricted stock units and incentive plan awards for the Named Executive Officers outstanding as of the end of the fiscal year ended December 31, 2007.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date	Number of Units That Have Not Vested		Value of Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested
Rolla P. Huff	700,000	800,000	(1)	—		7.31	6/25/2017	100,000	(2)	707,000	—	$—
Michael C. Lunsford(3)	64,600 40,375 57,000 140,000 50,000 40,000 80,000 40,000 48,750 37,499	— — — — — — — — — —		— — — — — — — — — —		42.80 26.04 22.69 10.06 9.64 5.10 5.98 9.01 10.36 6.90	6/30/2008 6/30/2008 6/30/2008 6/30/2008 6/30/2008 6/30/2008 6/30/2008 6/30/2008 6/30/2008 6/30/2008	—		—	—	$—
Kevin M. Dotts	75,000 5,000 35,000 48,750 — 28,125 18,750	— — — 11,250 — 21,875 56,250	(7) (7) (7)	— 15,000 — — 50,000 — —	(6) (6)	6.13 5.10 5.56 9.01 9.51 10.36 6.90	7/18/2012 10/17/2012 12/19/2012 7/21/2014 5/4/2015 9/12/2015 10/24/2016	47,500	(5)	335,825	—	—
Craig I. Forman	37,500 18,750 —	62,500 56,250 100,000	(8) (8) (8)	— — —		8.96 6.90 7.64	5/2/2016 10/24/2016 5/1/2017	85,000	(9)	600,950	—	—
Christopher E. Putala(4)	11,250 40,000 11,250	— — —		— — —		10.36 10.80 6.90	1/31/2008 1/31/2008 1/31/2008	—		—	—	—
Donald B. Berryman	—	—		—		—	—	—		—	—	—
William S. Heys	—	—		—		—	—	—		—	—	—

(1)
Mr. Huff's unexercisable options will vest as follows: (a) 300,000 on December 31, 2008 and (b) 500,000 will vest on a pro rata monthly basis thereafter until June 25, 2011.

(2)
Mr. Huff's restricted stock units will vest as follows: (a) 50,000 on June 25, 2009 and (b) 25,000 on each of June 25, 2010 and June 25, 2011.

(3)
Mr. Lunsford's last day of employment with the company was December 31, 2007 due to a company restructuring which resulted in the elimination of his position. However, in light of Mr. Lunsford's past service to us, the Leadership and Compensation Committee accelerated the vesting of 71,250 stock options and 20,000 restricted stock units that would have vested in 2008 if Mr. Lunsford had remained an employee during this period and extended the exercisability of all of Mr. Lunsford's vested stock options until June 30, 2008.

(4)
Mr. Putala's last day of employment with the company was December 31, 2007 due to a company restructuring which resulted in the elimination of his position. These options expired unexercised on January 31, 2008.

(5)
Mr. Dotts' restricted stock units will vest as follows: (a) 2,500 on July 21, 2008; (b) 2,500 on each of September 12, 2008 and September 12, 2009; (c) 12,500 on October 24, 2008 and 6,250 on each of October 24, 2009; and October 24, 2010 and (d) 7,500 on August 27, 2009 and 3,750 on each of August 27, 2010 and August 27, 2011.

(6)
Mr. Dotts' unexercised unearned options vest as follows: (a) 15,000 on October 17, 2008 and (b) 50,000 on May 4, 2011.

(7)
Mr. Dotts' unexercisable options vest as follows: (a) 3,750 on each of January 21, 2008, April 21, 2008 and July 21, 2008; (b) 3,125 on each of March 12, 2008, June 12, 2008, September 12, 2008, December 12, 2008, March 12, 2009, June 12, 2009 and September 12, 2009; and (c) 4,688 on each of January 24, 2008, April 24, 2008, July 24, 2008, October 24, 2008, January 24, 2009, April 24, 2009, and 4,687 on each of July 24, 2009, October 24, 2009, January 24, 2010, April 24, 2010, July 24, 2010 and October 24, 2010.

(8)
Mr. Forman's unexercisable options vest as follows: (a) 6,250 on each of February 2, 2008, May 2, 2008, August 2, 2008, November 2, 2008, February 2, 2009, May 2, 2009, August 2, 2009, November 2, 2009, February 2, 2010, and May 2, 2010; (b) 4,688 on each of January 24, 2008, April 24, 2008, July 24, 2008, October 24, 2008, January 24, 2009, April 24, 2009, and 4,687 on each of July 24, 2009, October 24, 2009, January 24, 2010, April 24, 2010, July 24, 2010 and October 24, 2010; and (c) 25,000 on May 1, 2008 and 6,250 on each of August 1, 2008, November 1, 2008, February 1, 2009, May 1, 2009, August 1, 2009, November 1, 2009, February 1, 2010, May 1, 2010, August 1, 2010, November 1, 2010, February 1, 2011 and May 1, 2011.

(9)
Mr. Forman's restricted stock units will vest as follows: (a) 12,500 on May 2, 2008 and 6,250 on each of May 2, 2009 and May 2, 2010; (b) 12,500 on October 24, 2008 and 6,250 on each of October 24, 2009 and October 24, 2010; and (c) 17,500 on May 1, 2009 and 8,750 on each of May 1, 2010 and May 1, 2011;

Option Exercises and Stock Vested

        The following table presents information concerning the exercise of stock options and the vesting of restricted stock units for the Named Executive Officers during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rolla P. Huff	—	$—	—	$—
Michael C. Lunsford(1)	—	—	30,000	218,800
Kevin M. Dotts	—	—	7,500	58,250
Craig I. Forman	—	—	—	—
Christopher E. Putala	—	—	10,000	73,400
Donald B. Berryman	118,750	166,004	10,000	77,400
William S. Heys	58,721	114,942	8,750	67,825

(1)
In light of Mr. Lunsford's past service to us, the Leadership and Compensation Committee accelerated the vesting of 20,000 restricted stock units that would have vested in 2008 if Mr. Lunsford had remained an employee during this period.

Employment Agreements with our Chief Executive Officer and Chief Operating Officer

        The employment agreement with Mr. Huff has a term of three years, which will automatically be extended from year-to-year thereafter subject to termination of Mr. Huff's employment as set forth in the employment agreement. The employment agreement provides for a minimum annual base salary of $750,000 per year. The employment agreement provided that Mr. Huff would receive a bonus of 100% of his earned salary for 2007. For fiscal years beginning after 2007, the employment agreement provides for a target bonus opportunity of 100% of his eligible earnings, which will be paid if the bonus criteria, as set by the Board, for the applicable annual period are met. As provided in the employment agreement, Mr. Huff has been granted 100,000 restricted stock units which will vest 50% on the second anniversary of his appointment and 25% on each annual anniversary thereafter, assuming his continued employment, and 700,000 stock options which vested on September 30, 2007 and 800,000 stock options which will vest 37.5% on December 31, 2008 and on a pro rata monthly basis thereafter until June 25, 2011, assuming his continued employment. We also agreed to pay reasonable costs and expenses associated with Mr. Huff's move to Atlanta, Georgia, and to compensate Mr. Huff for temporary living expenses up to $6,000 per month for a period of 12 months from his date of hire.

        In addition, if before a "change in control event" occurs, as defined in the employment agreement, Mr. Huff is terminated for any reason other than for "cause," as defined in the employment agreement, or Mr. Huff terminates his employment for "good reason," Mr. Huff will receive an amount equal to 200% of the sum of (i) his base salary and (ii) his target bonus payment for the year in which the termination occurs. This amount will be payable in biweekly installments over a period of 18 months. If a "change in control event" occurs before January 25, 2009, Mr. Huff will receive in two lump sums an amount equal to 150% of the sum of (i) his base salary and (ii) his target bonus payment for the year in which the "change in control event" occurs, assuming he is employed at that time, and if after such a "change in control event" occurs, Mr. Huff is terminated for any reason other than for "cause" or Mr. Huff terminates his employment for "good reason," Mr. Huff will receive an additional amount equal to 100% of the sum of (i) his base salary and (ii) his target bonus payment for the year in which the termination occurs in biweekly installments over 18 months. If a "change in control event" occurs on or after January 25, 2009 and Mr. Huff is subsequently terminated for any reason other than for "cause" or Mr. Huff terminates his employment for "good reason," Mr. Huff will receive an additional amount equal to 200% of the sum of (i) his base salary and (ii) his target bonus payment for the year in which the termination occurs in biweekly installments over 18 months. If Mr. Huff terminates employment on death or a total disability (as defined in the employment agreement), he will receive (i) an amount equal to his base salary in biweekly installments over the next 18 months and (ii) his target bonus payment for the year in which he dies or is disabled in accordance with the bonus plan.

        The employment agreement restricts Mr. Huff from competing, directly or indirectly, with us or soliciting certain of our employees and officers during the term of the employment agreement and for a period of 18 months following his termination of employment.

        The employment agreement with Mr. Wetzel has a term of one year, which will automatically be extended from year-to-year thereafter subject to termination of Mr. Wetzel's employment as set forth in the employment agreement. The employment agreement provides for an annual base salary of $400,000 per year. The employment agreement provides that Mr. Wetzel will receive a bonus for 2007 of 65% of his first six months of earned salary, payable in the first quarter of 2008. For fiscal years beginning after 2007, the employment agreement provides for a target bonus opportunity of 65% of his eligible earnings, which will be paid if the bonus criteria, as set by the Committee for the applicable annual period, are met. As provided in the employment agreement, Mr. Wetzel has been granted 50,000 restricted stock units which will vest 50% on the second anniversary of his appointment and 25% on each annual anniversary thereafter, assuming his continued employment, and 150,000 stock options which will vest 25% on August 27, 2008 and on a pro rata quarterly basis thereafter until August 27, 2011, assuming his continued employment. We have also agreed to pay reasonable costs and expenses associated with Mr. Wetzel's move to Atlanta, Georgia, and to compensate Mr. Wetzel for temporary living expenses up to $4,000 per month for a period of 12 months from his date of hire.

        In addition, if a "change in control event" as defined in the employment agreement has not occurred and Mr. Wetzel is terminated for any reason other than for "cause," as defined in the employment agreement, or Mr. Wetzel terminates his employment for "good reason," Mr. Wetzel will receive an amount equal to 100% of the sum of (i) his base salary and (ii) his target bonus payment for the year in which the termination occurs. If a "non-public change in control event" occurs, Mr. Wetzel will receive an amount equal to 150% of the sum of (i) his base salary and (ii) his target bonus payment for the year in which the "change in control event" occurs, assuming he is employed at that time. If a "public change in control event" occurs and Mr. Wetzel is subsequently terminated for any reason other than for "cause" or Mr. Wetzel terminates his employment for "good reason," Mr. Wetzel will receive an amount equal to 150% of the sum of (i) his base salary and (ii) his target bonus payment for the year in which the termination occurs.

        The employment agreement restricts Mr. Wetzel from competing, directly or indirectly, with us or soliciting certain of our employees and officers during the term of the employment agreement and for a period of 12 months following his termination of employment.

Potential Payments upon Termination or Change in Control

  Change-In-Control Payments

        We have a Change-In-Control Accelerated Vesting and Severance Plan, or CIC Plan, which provides our Named Executive Officers with change in control protection as described below.

        For purposes of the CIC Plan, "Change in Control" generally means a transaction pursuant to which any person acquires more than 50% of the voting power of EarthLink or any merger, reorganization or similar event where the owners of the voting stock of EarthLink before the event do not own voting stock representing at least 50% of the voting power of EarthLink or our successor after the event.

        The CIC Plan creates different benefit categories based on the employee's position with EarthLink. For purposes of the CIC Plan, the "Gold" benefit category includes our Chief Executive Officer and President. The "Silver" benefit category includes our other Named Executive Officers and other executive officers.

        If at any time (i) within 18 months after a Change in Control occurs, the employment of a participating employee is terminated by EarthLink for any reason other than Cause (as defined in the CIC Plan), disability or death or (ii) the participating employee voluntarily terminates his employment for Good Reason (as defined in the CIC Plan), such participating employee is entitled to receive the following benefits. To an employee in the Gold or Silver benefit category, we will (a) make a lump sum payment equal to the bonus target plus 150% of the employee's salary plus (b) pay all amounts payable with respect to such employee's elected COBRA coverage (including for spouse and dependents) for one and one-half years from termination.

        As with the compensation benefits, a participating employee's benefit category determines the accelerated vesting benefits to which he or she is entitled. For an employee in the Gold or Silver benefit category, if his or her stock options are assumed or continued after a Change in Control, all outstanding stock options granted on or before the Change in Control will vest and be exercisable in full, if not already fully vested, on termination of the employee's employment for any reason after the Change in Control occurs; however, if his or her stock options are not assumed or continued after the Change in Control, all outstanding stock options will vest and be exercisable in full contemporaneously with the Change in Control, if not already fully vested. For an employee in the Gold or Silver benefit category, if his or her RSUs are assumed or continued after a Change in Control, generally all outstanding RSUs granted on or before the Change in Control will vest and be earned and payable in full, if not already fully vested, on termination of the employee's employment for any reason after the Change in Control occurs; however, if his or her RSUs are not assumed or continued after the Change in Control, generally all outstanding RSUs will vest and be earned and payable in full contemporaneously with the Change in Control, if not already fully vested.

        We have the right to amend the CIC Plan from time to time and may terminate it at any time; provided, however, that within the four months before a Change in Control or after a Change in Control in EarthLink occurs (i) no amendment may be made that diminishes any employee's rights following such Change in Control and (ii) the CIC Plan may not be terminated.

        Our employment agreements with our Chief Executive Officer and our Chief Operating Officer also provide for payments upon a change in control of EarthLink. The agreements provide that these payments and payments under the CIC Plan are not cumulative and that these officers shall be entitled to whichever payments would represent the greater amount. These change in control provisions are described further in "Employment Agreements with our Chief Executive Officer and Chief Operating Officer" on page 34 of this Proxy Statement.

        Based upon a hypothetical Change in Control date of December 31, 2007, the benefits for Mr. Huff under his employment agreement and the persons who were our named executive officers under the CIC Plan at such date and who are currently employed by the company would be as follows:

Name	Base Salary	Bonus	Stock Options(1)	Restricted Stock Units(2)	COBRA Coverage	Total
Rolla P. Huff	$1,125,000	$375,000	$—	$707,000	$19,209	$2,226,209
Kevin M. Dotts	538,500	168,628	175,500	335,825	19,494	1,237,947
Craig I. Forman	525,000	162,320	12,750	600,950	20,274	1,321,294

(1)
The amount of benefit for stock options represents the number of in-the-money options outstanding multiplied by the difference between the exercise price and the closing price per share of our Common Stock on December 31, 2007, or $7.07 per share.

(2)
The amount of benefit for restricted stock units represents the number of outstanding restricted stock units multiplied by price of our Common Stock on December 31, 2007, or $7.07 per share.

  Executives' Position Elimination and Severance Plan

        We have an Executives' Position Elimination and Severance Plan that provides severance benefits to employees in the event their positions are eliminated. Eligible Named Executive Officers are entitled to the following severance pay and benefits under our Position Elimination and Severance Plan: (i) 12 months base salary paid in lump sum, (ii) an amount equal to four months of the employer portion of any premium (and the COBRA administrative fee) for coverage of those employees participating in our medical, dental and vision plans, (iii) 12 months, or up to $6,800, of executive-level outplacement services and (iv) for employees given notice that their positions are being eliminated after the first quarter of any calendar year, the pro-rata bonus, if any, otherwise payable under our executive bonus plan. Payments may be delayed to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

  Retention Agreements

        In May 2007 we entered into retention agreements with the executive officers who where employed by us at that time, including Messrs. Lunsford, Dotts, Forman, Putala, and Berryman. The retention agreements provide that we will award the executive a "bonus payment" payable in cash on May 1, 2008, provided that such executive has been continuously employed with us from the date of the retention agreement until May 1, 2008, or with respect to certain of the executives, payable in cash installments on May 1, 2008 and January 1, 2009, provided that such executive is continuously employed until May 1, 2008 with respect to the first installment and January 1, 2009 with respect to the second installment. If we terminate the executive other than for "cause" (as defined in the retention agreements) or other than on account of death or disability before May 1, 2008, we will pay the full bonus payment on, or as soon as practical after, the date of such executive's termination of employment, and with respect to certain of the executives if we terminate the executive other than for cause or on account of death and disability between May 1, 2008 and January 1, 2009, we will pay the executive the second installment of the bonus payment. Our obligation to make the bonus payment in the event of a termination of employment is conditioned on certain items, including the execution by the executive of a release for our benefit relating to employment-related claims.

        The bonus payments set forth in the retention agreements for the named executive officers are as follows: Donald B. Berryman, $150,000 on May 1, 2008 and $100,000 on January 1, 2009; Kevin M. Dotts, $300,000 on May 1, 2008 and $200,000 on January 1, 2009; Craig I. Forman, $300,000 on May 1, 2008 and $200,000 on January 1, 2009; Christopher E. Putala, $120,000 on May 1, 2008; and Michael C. Lunsford, $400,000 on May 1, 2008 and $300,000 on January 1, 2009. Due to the elimination of their positions during the year ended December 31, 2007, Mr. Berryman received his full retention bonus payment in December 2007 and Mr. Lunsford and Mr. Putala received their full retention bonus payments in 2008.

        Based upon a hypothetical termination date of December 31, 2007, the benefits for the persons who were our named executive officers under the Position Elimination and Severance Plan at such date and, if applicable, their retention agreements would be as follows:

Name	Base Salary	Employer Portion of Benefit Plans	Outplacement Services	Pro-Rata Bonus	Total
Rolla P. Huff	$750,000	$4,269	$6,800	$375,000	$1,136,069
Michael C. Lunsford(1)	364,000	4,380	6,800	171,325	546,505
Kevin M. Dotts	359,000	4,332	6,800	168,628	538,760
Craig I. Forman	350,000	4,525	6,800	162,320	523,645
Christopher E. Putala(1)	311,000	1,505	6,800	122,036	441,341

(1)
As a result of the elimination of their positions following December 31, 2007, Messrs. Lunsford and Putala are now receiving these payments. In addition, in light of Mr. Lunsford's past service to us, the Leadership and Compensation Committee accelerated the vesting of 71,250 stock options and 20,000 restricted stock units that would have vested in 2008 if Mr. Lunsford had remained an employee during this period and extended the exercisability of all of Mr. Lunsford's vested stock options until June 30, 2008.

        Based upon a termination date of October 28, 2007, the benefits for Mr. Berryman under the Position Elimination and Severance Plan and his retention agreement totaled $615,149 and consisted of the following: base salary—$332,000; employer portion of benefit plans—$3,907; retention agreements—$250,000; and pro-rata bonus—$29,242.

        Based upon a termination date of September 28, 2007, the benefits for Mr. Heys under the Position Elimination and Severance Plan totaled $247,919 and consisted of the following: base salary—$161,000; employer portion of benefit plans—$2,556; and pro-rata bonus—$84,363.

Deferred Compensation Plan

        We have established a deferred compensation plan to permit any director or key employee, including executive officers, who is selected to participate in the plan to elect to defer the receipt of designated cash compensation and Common Stock payable pursuant to restricted stock units. If a director or eligible key employee elects to defer any such amounts, the deferred amounts are credited to a bookkeeping account that we maintain and are deemed invested in Common Stock. Payment of deferred amounts will be made in shares of Common Stock for eligible key employees, on or beginning after the eligible key employee's termination of employment. Earlier payment is available, if the participant so elects, in the event of a change in control or, if the participant requests, in the event of an unforeseeable emergency to the extent necessary to satisfy such emergency. If shares of Common Stock are not available under the stock option and other incentive plans, deferred awards will be settled in cash.

AUDIT COMMITTEE

        Pursuant to SEC rules for proxy statements, the Audit Committee of the Board of Directors has prepared the following Audit Committee Report. The Audit Committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the Audit Committee.

Audit Committee Report

        The primary function of the Audit Committee of the Board of Directors is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing: (a) the integrity of our financial reports provided by us to any governmental body or the public, (b) our systems of internal auditing and controls, (c) management's evaluation of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and (d) our finance, auditing, accounting, legal, financial reporting and regulatory compliance as established by us. The Audit Committee operates under a written charter, a copy of which is attached hereto as Appendix A. During the past year, the Audit Committee has reviewed and revised its charter and determined that the charter adequately and effectively defines the duties and responsibilities of the Audit Committee. Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, our policies, procedures and practices at all levels. The Audit Committee is accountable and responsible to the full Board of Directors. The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor our financial reporting process and internal control systems, including management's evaluation of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002;

  •
  Review and appraise the audit efforts of our independent registered public accounting firm and internal auditing department; and

  •
  Provide open channels of communication among our independent registered public accounting firm, financial and senior management, the internal auditing department and the Board of Directors.

Composition and Qualifications of Audit Committee

        The Audit Committee presently consists of Ms. Fuller (Chairperson), Mr. Jones and Mr. Kavner. Each member of the Audit Committee is independent, financially literate and is free from any relationship that, in the judgment of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Audit Committee. The Board of Directors has determined that Mr. Kavner is an audit committee financial expert, as defined by regulations promulgated by the SEC. The Audit Committee is, and will continue to be, composed of members that meet the independence, knowledge and experience requirements of Nasdaq as set forth in the NASD Listing Standards for Nasdaq-listed companies.

Election and Meetings

        The Board of Directors annually elects the members of the Audit Committee to serve for a term of one year or other length of term, in the discretion of the Board of Directors, and shall otherwise serve until their successors are duly elected and qualified. Each member of the Audit Committee serves at the pleasure and discretion of the Board of Directors and may be replaced or removed by the Board of Directors at any time and from time to time in its discretion. At the time of each annual election of the Audit Committee members, or at other times in the discretion of the Audit Committee or the Board of Directors, the Audit Committee designates one member of the Audit Committee to be its Chairperson; in the absence of such designation, the Board of Directors designates the Chairperson.

        The Audit Committee meets at least quarterly. The Audit Committee met 12 times during 2007. The Audit Committee meets at least annually with representatives from our executive management and independent registered public accounting firm in separate sessions to discuss any matters that the Audit Committee or either of these groups believes should be discussed. In addition, the Audit Committee or its Chairperson meets with representatives of the independent registered public accounting firm and our management at least quarterly to review our quarterly financial statements consistent with the provisions of Statement of Auditing Standards No. 114.

Responsibilities and Duties

        To fulfill its responsibilities and duties, the Audit Committee performed the following during the year ended December 31, 2007:

  Documents/Reports Review

        1.     Reviewed and discussed our annual financial statements, management's report on internal control over financial reporting and all certifications, reports, opinions or reviews rendered by our independent registered public accounting firm.

        2.     Discussed with our financial management and representatives of the independent registered public accounting firm, prior to filing with the SEC, audited and unaudited financial statements and certain other disclosures to be included in our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and other reports that contain financial information. Management has represented to the Audit Committee that our financial statements were prepared in accordance with U.S. generally accepted accounting principles.

  Independent Registered Public Accounting Firm

        3.     Recommended to the Board of Directors the selection of Ernst & Young LLP as our independent registered public accounting firm for 2007. The Audit Committee evaluates the performance of the independent registered public accounting firm. The Audit Committee has discussed with representatives of the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU Sect. 380), regulations promulgated by the SEC and the Public Company Accounting Oversight Board. These discussions included the scope of the independent registered public accounting firm's responsibilities; significant accounting adjustments; any disagreements with management; the quality, not just the acceptability, of accounting principles; reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with Ernst & Young LLP that firm's independence with respect to us.

        4.     Approved all fees and other compensation paid to Ernst & Young LLP. Monitored compliance with pre-approval policies and procedures, and otherwise pre-approved all non-audit engagements of Ernst & Young LLP.

        5.     Periodically consulted with representatives of the independent registered public accounting firm out of the presence of our management regarding internal controls and the fullness and accuracy of our financial statements.

  Financial Reporting Process

        6.     In consultation with representatives of the independent registered public accounting firm and our internal financial and accounting personnel, reviewed the integrity of our financial reporting process, both internal and external.

        7.     Considered any significant judgments made in management's preparation of our financial statements and management's view of each as to the appropriateness of such judgments.

        8.     Considered the independent registered public accounting firm's judgments about the quality and appropriateness of our accounting principles as applied to its financial reporting.

        9.     Reviewed our description of our critical accounting policies in our Annual Report on Form 10-K.

  Legal Compliance/Risk Management; General

        10.   Reviewed, with our internal and outside legal counsel, legal compliance matters, including corporate securities trading policies, and legal matters that could have a significant impact on our financial statements.

        11.   Reviewed and discussed with management our major financial and operating risks and exposures and the steps management has taken to monitor and control such risks and exposures, including our risk assessment and risk management policies.

        12.   Reviewed related party transactions.

        13.   Considered in advance the potential financial statement impact and internal control consequences of any material financing transactions and acquisitions and significant investments under consideration.

  Section 404 of the Sarbanes-Oxley Act of 2002

        14.   Reviewed the report of management regarding the effectiveness of our internal control over financial reporting contained in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC, as well as Ernst & Young LLP's Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the effectiveness of internal control over financial reporting. During the year ended December 31, 2007, management updated the documentation and performed testing and evaluation of our internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In this regard, the Audit Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting.

        Based on the Audit Committee's discussions with management and Ernst & Young LLP and the Audit Committee's review of the representation of management and report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and management's report on internal control over financial reporting in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

                      Submitted by: Audit Committee
                      Marce Fuller (Chairperson)
                      Terrell B. Jones
                      Robert M. Kavner

        The Audit Committee Report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed the firm of Ernst & Young LLP, independent registered public accounting firm, to audit and report on our financial statements for the year ending December 31, 2008. We have employed Ernst & Young LLP as our independent registered public accounting firm since July 2000. We expect that a representative of Ernst & Young LLP will be present at the 2008 Annual Meeting of Stockholders to answer questions of stockholders and will have the opportunity, if desired, to make a statement.

        In connection with the audit of the 2007 financial statements, we entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures.

        During the years ended December 31, 2006 and 2007, Ernst & Young LLP billed us the fees set forth below, including expenses, in connection with services rendered by that firm to us.

	Year Ended December 31,
	2006	2007
Audit fees	$1,498,378	$1,369,200
Audit-related fees	22,840	25,000
Other fees	—	1,500

Total	$1,521,218	$1,395,700

        Audit fees include fees for services rendered for the audit of our annual financial statements and the reviews of the interim financial statements included in quarterly reports. Audit fees also include fees associated with rendering an opinion on our management report on internal control over financial reporting as of December 31, 2007 in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. This category also includes fees for review of documents filed with the SEC.

        Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to consultations regarding U.S. generally accepted accounting principles and general assistance with implementation of new SEC and Sarbanes-Oxley Act of 2002 requirements.

        The Audit Committee of the Board of Directors has considered whether the provision of services described above under "Audit-related fees" and "Other fees" is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that it is compatible.

Audit Committee Pre-Approval Policy

        The Audit Committee's policy is that all audit and non-audit services provided by its independent registered public accounting firm shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee. These services may include audit services and permissible audit-related services, tax services and other services. Pre-approval spending limits for audit services are established on an annual basis, detailed as to the particular service or category of services to be performed and implemented by our financial officers. Pre-approval spending limits for permissible non-audit services are established on a quarterly basis, detailed as to the particular service or category of services to be performed and implemented by our financial officers. Any audit or non-audit service fees that may be incurred by us during a quarter that fall outside the limits pre-approved by the Audit Committee for a particular service or category of services must be reviewed and approved by the Chairperson of the Audit

Committee prior to the performance of services. On a quarterly basis, the Audit Committee reviews and itemizes all fees paid to its independent registered public accounting firm in the prior quarter (including fees approved by the Chairperson of the Audit Committee between regularly scheduled meetings and fees approved by our financial officers pursuant to the pre-approval policies described above) and further reviews and itemizes all fees expected to be paid in the upcoming quarter. The Audit Committee may revise its pre-approval spending limits and policies at any time. None of the fees paid to the independent registered public accounting firm were approved by the Audit Committee after the services were rendered pursuant to the "de minimis" exception established by the SEC for the provision of non-audit services.

        THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

        Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required but is being presented as a matter of good corporate practice. Notwithstanding stockholder ratification of the appointment of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm if the Audit Committee believes that such a change would be in our best interests and the best interests of our stockholders. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the 2008 Annual Meeting of Stockholders. However, if any other matters are properly brought before the 2008 Annual Meeting of Stockholders, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

        The cost of the solicitation of proxies on behalf of EarthLink will be borne by us. In addition, our directors, officers and other employees may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

        In order for proposals of stockholders to be considered for inclusion in the proxy materials for the 2009 Annual Meeting of Stockholders, such proposals must be received by us at our executive offices at 1375 Peachtree Street, Atlanta, GA 30309, Attention: Corporate Secretary, on or prior to December 1, 2008.

        Stockholders may bring other business before the annual meeting only in accordance with the provisions of our Amended and Restated Bylaws, which require, among other things, that notice be given to us no later than 90 days prior to the meeting. The 2009 Annual Meeting of Stockholders is currently scheduled for May 7, 2009. Management may use its discretionary authority to vote against any such proposals.

ANNUAL REPORT ON FORM 10-K

        We will provide without charge to each stockholder, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2007, including the financial statements. Requests should be directed to EarthLink, Inc., 1375 Peachtree Street, Atlanta, Georgia 30309, Attention: Vice President—Investor Relations. Our Annual Report on Form 10-K also may be accessed through our website at www.earthlink.net. A list of exhibits to the Annual Report on Form 10-K will be included in the copy of the Annual Report on Form 10-K. Any of the exhibits may be obtained at the SEC's website, www.sec.gov, or by written request to the Vice President—Investor Relations.

BENEFICIAL OWNERS

        Unless we have received contrary instructions, we may send a single copy of our proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If you would like to receive your own set of our annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions.

        If your shares are registered in your own name, please contact us at our executive offices at 1375 Peachtree Street, Atlanta, Georgia 30309, Attention: Vice President—Investor Relations, to inform us of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

By order of the Board of Directors,
Rolla P. Huff Chairman of the Board

Atlanta, Georgia
March 26, 2008

Appendix A

EARTHLINK, INC.

AUDIT COMMITTEE
of the
BOARD OF DIRECTORS

CHARTER

(As of January 22, 2008)

I.     Charter

        This document shall be the official governing Charter ("Charter") of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of EarthLink, Inc., a Delaware corporation (the "Company"), adopted by the Committee and the Board as of January 22, 2008. This Charter hereby replaces and supersedes all former Charters, including the Charter adopted in February 2000, as amended in January 2001, January 2003, January 2004, January 2005, January 2006 and October 2006. Definitions of certain terms used in this Charter are included in the Definitions section herein.

II.    Purpose and Scope

        The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities by overseeing: (a) the integrity of the Company's financial reports provided by the Company to any governmental body or the public, (b) the Company's systems of internal auditing and controls, and (c) the Company's finance, auditing, accounting, legal, financial reporting and regulatory compliance as established by the Company.

        Consistent with this purpose, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Company's outside independent registered public accounting firm ("Auditor") shall ultimately be accountable to the Committee, as representatives of the Company's stockholders. The Committee shall be accountable and responsible to the full Board.

        The Committee's primary responsibilities and duties are to:

  •
  Serve as an independent and objective party to monitor the integrity of the Company's financial reporting process and internal control systems;

  •
  Review and appraise the audit efforts of the Company's Auditor and internal auditing department; and

  •
  Provide open channels of communication among the Company's Auditor, financial and senior management, the internal auditing department and the Board.

        The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in the Responsibilities and Duties section of this Charter.

III.  Composition; Organization

        The Committee shall consist of three (3) or more Independent Directors, which number shall be determined by the Board from time to time in its discretion.

        Each member of the Committee shall be an Independent Director and have Financial Knowledge (each as defined herein) at the time of his or her appointment to the Committee, and shall be free from any relationship that, in the judgment of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. At least one (1) member of the Committee shall be an Audit Committee Financial Expert (as defined herein) at the time of his or her appointment to the Committee.

        The Board annually shall elect the members of the Committee to serve for a term of one (1) year or other length of term, in the discretion of the Board, and shall otherwise serve until their successors are duly elected and qualified. Each member of the Committee shall serve at the pleasure and discretion of the Board and may be replaced or removed by the Board at any time and from time to time in its discretion. At the time of each annual election of the Committee members, or at other times in the discretion of the Committee or the Board, the Committee shall designate one member of the Committee to be its Chairman; in the absence of such designation by the Committee, the Board shall designate the Chairman.

IV.    Meetings; Voting; Procedures

        The Committee shall meet at least four times annually or as more frequently as the discharge of its responsibilities shall require. The Chairman or a majority of the members of the Committee may call meetings of the Committee upon reasonable notice to all members of the Committee. The Committee shall meet at such times and places as shall be determined by the Chairman. At each meeting of the Committee, a majority of the members shall constitute a quorum, and a majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. When present, the Chairman will preside at all meetings of the Committee. The Committee may meet in person or by telephonic or video conference, and may take actions by unanimous written consent of all the members of the Committee. The Committee shall keep regular minutes of its proceedings and shall report to the Board in an appropriate and timely fashion.

        As an element of its duties to encourage and facilitate open communication, the Committee should meet at least annually with representatives from the Company's executive management, internal auditing department and its Auditor in separate sessions to discuss any matters that the Committee or any of these groups believe should be discussed. In addition, the Committee should meet with the Company's Auditor and a representative(s) of the Company's management at least quarterly to review the Company's financial statements consistent with the provisions of Documents/Reports Review section below.

V.     Responsibilities and Duties

        To fulfill its responsibilities and duties, the Committee shall:

  Documents/Reports Review

        1.     Review (at least annually) and, if it deems necessary or appropriate, update this Charter. If any revisions to the Charter are deemed necessary or appropriate, submit such recommended changes to the Board for its consideration and approval.

        2.     Review and discuss the Company's annual financial statements and any certification, report, opinion or review rendered by the Company's Auditor.

        3.     Review and discuss any regular internal reports to management prepared by the Company's internal auditing department and management's response to such reports. In addition, at least semi-annually, the Company's internal auditing department shall report directly to the Committee as to its activities and any other matter requested of it by the Committee.

        4.     Review and discuss with the Company's financial management and its Auditor, prior to filing with the Securities and Exchange Commission or releasing to the public, all audited and unaudited financial statements, management's discussion and analysis, and other disclosures to be included in the Company's 10-Q Quarterly Reports, 10-K Annual Reports, other reports that contain financial information and press releases that contain financial information.

  Independent Auditor

        5.     Have sole authority to select the Company's Auditor, considering independence and effectiveness and other factors it deems appropriate and in the best interests of the Company, and approve the fees and other compensation to be paid to such Auditor. The Committee shall have the sole authority to retain, remove and replace the Company's Auditor and approve all non-audit engagements of such Auditor.

        6.     The Committee shall oversee the independence of such Auditor. The Committee shall obtain from the Auditor and review (at least annually) all information it deems appropriate and necessary to assess the independence and performance of the Auditor. On at least an annual basis, the Committee should receive from the Auditor a formal written statement delineating and describing all relationships between the Company and such firm, consistent with the Independence Standards Board's Standard 1. The Committee should review and discuss with the Auditor all such identified relationships or services to examine and determine the independence and objectivity of the Auditor.

        7.     Periodically consult with the Auditor out of the presence of the Company's management regarding internal controls and the fullness and accuracy of the Company's financial statements.

        8.     Financial Reporting Process

        9.     In consultation with the Auditor and the Company's internal personnel/auditors, review the integrity of the Company's financial reporting process, both internal and external, and oversee the Company's: (a) procedures for compliance with the "disclosure control and procedures," (b) Code of Ethics for Chief Executive Officer/Senior Financial Officers, and (c) various certification obligations, all as required pursuant to federal securities laws.

        10.   Consider any significant judgments made in management's preparation of the financial statements and management's view of each as to the appropriateness of such judgments.

        11.   Consider the Auditor's judgments about the quality and appropriateness of the Company's accounting principles as applied to its financial reporting.

        12.   Review the Company's material accounting policies and practices in the light of the requirements of the Financial Accounting Standards Board (FASB), the SEC, the Public Company Accounting Oversight Board (PCAOB) and the American Institute of Certified Public Accountants (AICPA); review at least annually the Company's description of its critical accounting policies in its 10-K Annual Reports; consider and approve, if appropriate, significant changes to the Company's material accounting policies and practices as suggested by the Auditor, management of the Company and/or its internal audit department.

  Process and Organizational Improvements

        13.   Following completion of the annual audit, review separately with each of management, the Auditor and the Company's internal auditing department any problems and difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and management's response.

        14.   Review and resolve any significant disagreement among management and the Auditor or the Company's internal auditing department in connection with the preparation of the financial statements.

        15.   Review with the Auditor, the Company's internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

        16.   Review the organizational structure of the Company's internal auditing department and the qualifications of the managers of the Company's internal auditing department, and recommend any appropriate changes to the Company's management.

  Legal Compliance/Risk Management; General

        17.   Review, with the Company's internal and/or outside legal counsel, legal compliance matters, including corporate securities trading policies, and any legal matter that could have a material impact on the Company's financial statements. In addition, at least annually, the Company's General Counsel shall report directly to the Committee as to the status of all legal compliance matters that could have a material impact on the Company's financial statements and any other matter requested of the General Counsel by the Committee.

        18.   Review and discuss with management the Company's material financial and operating risks and exposures and the steps management has taken to monitor and control such risks and exposures, including the Company's risk assessment and risk management policies.

        19.   Approve in advance all transactions between the Company and any of its Affiliates and all Related Party Transactions; and the Committee shall be provided all pertinent information and data regarding any such proposed transaction.

        20.   Establish and oversee the Company's procedures for handling the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, as such may be required by the Sarbanes-Oxley Act of 2002 or other applicable law. The Committee shall have the exclusive authority to oversee, investigate and take remedial action with respect to any and all complaints regarding accounting, internal accounting controls or auditing matters. In addition, at least annually, the Committee shall report to the Board as to the status of all complaints relating to material accounting, internal accounting controls or auditing matters of which the Committee is aware.

        21.   With respect to Helio, LLC ("Helio"), the Company's joint venture with SK Telecom, (a) receive on an annual basis an oral report from Helio's independent registered public accounting firm covering its report on Helio's annual financial statements and (b) receive on an annual basis an oral report from either Helio's independent registered public accounting firm or internal auditors covering Helio's internal control structure.

        22.   Consider in advance the potential impact of potential material Company financing and other capital structuring activities, acquisitions and investments on the Company's consolidated financial statements and internal control processes.

        23.   Receive periodic updates from management as to the status of management's assessment of the effectiveness of its internal control over financial reporting and review the related reports of management and the Auditors to be contained in the Company's Form 10-K Annual Reports.

        24.   Annually perform an evaluation of itself.

        25.   Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board may request or deems necessary or appropriate, including retention of outside experts, consultants and advisors.

VI.   Definitions

        In the event the applicable rules and requirements of the Securities and Exchange Commission or the Nasdaq Stock Market are amended from time to time to revise their defined terms, the corresponding definitions herein shall be automatically amended to conform to such definitions as revised by the Securities and Exchange Commission or the Nasdaq Stock Market, as applicable.

        Affiliate means every (a) member of or nominee to the Board, (b) officer of the Company, and (c) beneficial or record owner of 5% or more of the Company's outstanding common stock (including members of such person's immediate family—spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law).

        Audit Committee Financial Expert means a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities, (iv) an understanding of internal control over financial reporting, and (v) an understanding of audit committee functions. In addition, the person shall have acquired such attributes through: (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions, (ii) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements, or (iv) other relevant experience.

        Director means a duly elected and qualified individual serving on the Board of the Company.

        Family Member means a person's spouse, parents, children and siblings, whether by blood, marriage (including any in-law relationships) or adoption, or anyone residing in such person's home.

        Financial Knowledge means a working familiarity with basic finance and accounting practices, including the ability to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements.

        Independent Director means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company's Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

        1.     a director who is, or at any time during the past three (3) years was, employed by the Company or by any subsidiary of the Company;

          (a)   a director who accepted or who has a Family Member who accepted any payments from the Company or any subsidiary of the Company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

      (i)
      compensation for Board or Board committee service;

      (ii)
      payments arising solely from investments in the Company's securities;

      (iii)
      compensation paid to a Family Member who is a non-executive employee of the Company or a subsidiary of the Company;

      (iv)
      benefits under a tax-qualified retirement plan, or non-discretionary compensation;

      (v)
      loans from a financial institution provided that the loans (1) were made in the ordinary course of business, (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (3) did not involve more than a normal degree of risk or other unfavorable factors, and (4) were not otherwise subject to the specific disclosure requirements of SEC Regulation S-K, Item 404;

      (vi)
      payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were (1) made in the ordinary course of business; (2) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public; and (3) not otherwise subject to the disclosure requirements of SEC Regulation S-K, Item 404; or

      (vii)
      loans permitted under Section 13(k) of the Securities Exchange Act of 1934, as amended;

          (b)   a director who is a Family Member of an individual who is, or at any time during the past three (3) years was, employed by the Company or by any subsidiary of the Company as an executive officer;

          (c)   a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three (3) fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

      (i)
      payments arising solely from investments in the Company's securities; or

      (ii)
      payments under non-discretionary charitable contribution matching programs;

          (d)   a director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three (3) years any of the executive officers of the Company serve on the compensation committee of such other entity;

          (e)   a director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company 's audit at any time during any of the past three (3) years;

          (f)    a director who, other than in his or her capacity as a member of the Board, the Committee or any other Board committee:

      (i)
      has, since being appointed to the Committee, accepted directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company other than fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company; provided that such compensation is not contingent in any way on continued service; or

      (ii)
      is an Affiliate of the Company or any subsidiary of the Company; or

          (g)   a director who participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years.

        Related Party Transaction means any transaction required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404.

* * * * * * * * *

EARTHLINK, INC. C/O AMERICAN STOCK TRANSFER & TRUST COMPANY 59 MAIDEN LANE NEW YORK, NY 10038	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by EarthLink, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-690
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to EarthLink, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EARTH1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EARTHLINK, INC.

		For All	Withhold All	For All Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MATTERS LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.		☐	☐	☐
1.	ELECTION OF CLASS III DIRECTORS FOR A THREE -YEAR TERM
01) Sky D. Dayton 02) William H. Harris, Jr. 03) Rolla P. Huff
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP by the Audit Committee of the Board of Directors to serve as EarthLink's independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and as to which the undersigned hereby confers discretionary authority.

The proxies are authorized to vote, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a Notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

	Yes	No
Please indicate if you would like to keep your vote confidential under the current policy.	☐	☐

NOTE: Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee or guardian or as an officer, signing for a corporation or other entity, please give full title under signature.

Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report/10K [            ] are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

EARTHLINK, INC.

        The undersigned stockholder(s) of EarthLink, Inc., a Delaware corporation ("EarthLink"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for EarthLink's 2008 Annual Meeting of Stockholders, and hereby appoints Rolla P. Huff and Kevin M. Dotts, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of EarthLink to be held at 4:00 p.m. (local time) on Thursday, May 8, 2008, at EarthLink's offices at 1375 Peachtree Street, NW, Atlanta, GA 30309, or at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Please date, sign and mail your proxy card back as soon as possible!

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

QuickLinks

EARTHLINK, INC. 1375 Peachtree Street Atlanta, Georgia 30309 (404) 815-0770
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT For the Annual Meeting of Stockholders to be held May 8, 2008
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
BENEFICIAL OWNERSHIP OF COMMON STOCK
EXECUTIVE COMPENSATION
Initial 2007 Bonus Plan Performance Targets (January 1–August 31, 2007)
Subsequent 2007 Bonus Plan Performance Targets (September 1–December 31, 2007)
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
AUDIT COMMITTEE
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
SOLICITATION OF PROXIES
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K
BENEFICIAL OWNERS
  Appendix A
EARTHLINK, INC. AUDIT COMMITTEE of the BOARD OF DIRECTORS CHARTER (As of January 22, 2008)